UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☐	Soliciting Material under §240.14a-12
DuPont de Nemours, Inc.

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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

At the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), stockholders will vote on the following matters either by proxy or by voting online during the Annual Meeting:

Date: Wednesday, May 24, 2023 Time: 1:00 P.M. Eastern Daylight Time Location*: Online at www.virtualshareholdermeeting.com/ DD2023

Agenda:

1.  Election of the 12 director nominees named in the Proxy Statement.

2.  Advisory resolution to approve executive compensation.

3.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023.

4.  Stockholder proposal, if properly presented.

5.  Transaction of any other business as may properly come before the Annual Meeting.

How to Vote

Your vote is important. Whether or not you plan on attending the Annual Meeting virtually, please vote your shares as soon as possible by internet, telephone or mail.

BY INTERNET www.proxyvote.com	BY PHONE 1-800-690-6903 or the number provided on your voting instructions	BY MAIL Use the postage-paid envelope provided

The Board of Directors (the “Board”) of DuPont de Nemours, Inc. (the “Company” or “DuPont”) has set the close of business on March 29, 2023 as the record date for determining stockholders who are entitled to receive notice of the Annual Meeting and to vote.

As permitted by U.S. Securities and Exchange Commission (the “SEC”) rules, proxy materials were made available via the internet. Notice regarding availability of proxy materials and instructions on how to access those materials were mailed to certain stockholders of record on or about April 6, 2023 (the “Notice”). The instructions included how to vote online and how to request a paper copy of the proxy materials. This method of notice and access gives the Company a lower-cost way to furnish stockholders with their proxy materials.

Please see pages 2-3 of the Proxy Statement for information on attending the Annual Meeting virtually.

Thank you for your continued support and your interest in DuPont.

Peter W. Hennessey

VP, Associate General Counsel and Corporate Secretary

April 6, 2023

*

The Annual Meeting will be online and a completely virtual meeting of stockholders. The enclosed materials include instructions on how to participate in the Annual Meeting, including by voting and asking questions both before and during the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2023

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

2023 Proxy Statement

Cautionary Statement Regarding Forward Looking Statements

Certain statements within this proxy statement may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” and similar expressions and variations or negatives of these words. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties and assumptions, many of which that are beyond DuPont’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and should consider the uncertainties and risks discussed in our 2022 Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

2023 Proxy Statement	i

Proxy Statement

Summary

Annual Meeting of Stockholders

Date and Time

May 24, 2023

1:00 P.M. Eastern Daylight Time

Place

Online at

www.virtualshareholdermeeting.com/DD2023

Record Date

March 29, 2023

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Meeting Agenda and Voting Recommendations

Agenda Item		Board Recommendation	Page

1	Election of Directors	For Each Nominee	19

2	Advisory Resolution to Approve Executive Compensation	For	73

3	Ratification of the Appointment of the Independent Registered Public Accounting Firm	For	74

4	Stockholder Proposal – Independent Board Chair	Against	78

ii

Proxy Statement Summary

Executive Summary

We are a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety.

We were formed in 2015 as DowDuPont Inc. for the purpose of effecting an all-stock merger of equals transaction between The Dow Chemical Company (“TDCC”) and E. I. du Pont de Nemours and Company (“EID”). Effective August 31, 2017, pursuant to the merger of equals transaction contemplated by the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017, TDCC and EID each merged with subsidiaries of DowDuPont Inc. and, as a result, TDCC and EID became subsidiaries of DowDuPont (the “DWDP Merger”). Prior to the DWDP Merger, DowDuPont did not conduct any business activities other than those required for its formation and matters contemplated by the merger agreement for the DWDP Merger. On April 1, 2019, we completed the separation of the materials science business through the spin-off of Dow Inc. (“Dow”) including Dow’s subsidiary TDCC (the “Dow Distribution”). On June 1, 2019, we completed the separation of the agriculture business through the spin-off of Corteva, Inc. (“Corteva”) including Corteva’s subsidiary EID, (the “Corteva Distribution” and together with the Dow Distribution, the “DWDP Distributions”).

During 2021, the evolution of our portfolio of businesses continued with the closing of the divestiture of our Nutrition & Biosciences (“N&B”) business to International Flavors & Fragrances Inc. (“IFF”) on February 1, 2021 and the acquisition of Laird Performance Materials on July 1, 2021. On February 18, 2022, we announced the entry into an agreement with Celanese Corporation (“Celanese”) to divest the majority of our historic Mobility & Materials (“M&M”) segment, excluding certain Advanced Solutions and Performance Resins businesses (the “M&M Divestiture”). We also announced on February 18, 2022, that our Board had approved the divestiture of the Delrin® acetal homopolymer (H-POM) business (the “Delrin® Divestiture”), subject to entry into a definitive agreement and satisfaction of closing conditions. The Delrin® Divestiture, together with the M&M Divestiture, are referred to as the “M&M Divestitures.” On November 1, 2022, we completed the M&M Divestiture.

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information about the Company’s 2022 financial performance, our key corporate governance policies and practices, and key executive compensation actions and decisions. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and this Proxy Statement.

2022 Financial
Performance Highlights

$13.0B

Full year 2022 Net Sales

$1.06B

Full year 2022 GAAP income
from continuing operations

$3.26B

Full year 2022 Operating
EBITDA*

$2.02

Full year 2022 GAAP EPS from
continuing operations

$3.41

Full year 2022 Adjusted EPS*

*  See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures.

2023 Proxy Statement	iii

Proxy Statement Summary

Director Nominees

You are being asked to vote on the election of 12 directors. All directors are elected annually. Detailed information about each director’s background, skills and expertise can be found in Agenda Item 1 — Election of Directors.

(As of the date of this Proxy Statement) Name Age Current Position	Independent	Audit Committee	Nomination and Governance Committee	People and Compensation Committee	Environment, Health, Safety & Sustainability Committee	Other Current Public Boards

Amy G. Brady

Age 56 Chief Information Officer & Executive Vice President, KeyCorp	●	●			●

Edward D. Breen

Age 67 Executive Chairman and Chief Executive Officer, DuPont de Nemours, Inc.						2*

Ruby R. Chandy

Age 61 Former President, Industrial Division, Pall Corporation	●	●			CH	2

Terrence R. Curtin

Age 54 Chief Executive Officer, TE Connectivity	●	●	●			1

Alexander M. Cutler

Age 71 Retired Chair and Chief Executive Officer, Eaton	●		CH	●		1

Eleuthère I. du Pont

Age 56 President, Longwood Foundation	●	●	●			1

Kristina M. Johnson

Age 65 President, The Ohio State University	●			●	●	1

Luther C. Kissam

Age 58 Partner, Bernhard Capital Partners Management, LP	●	●	●			1

Frederick M. Lowery

Age 52 Senior Vice President, Thermo Fisher, President, Customer Channels	●			CH	●

Raymond J. Milchovich

Age 73 Former Chief Executive Officer, National Technical Systems	●			●	●

Deanna M. Mulligan

Age 59 Chief Executive Officer, Purposeful	●		●	●

Steven M. Sterin

Age 51 Senior Advisor, McKinsey & Company	●	CH			●	1

CH = Chair

*

Mr. Breen currently serves as a director of Comcast Corporation and IFF. Mr. Breen will not stand for re-election to the IFF board of directors and his term as a director of IFF will expire immediately following IFF’s annual meeting of stockholders which is expected to occur on May 3, 2023.

iv

Proxy Statement Summary

Corporate Governance Best Practices

As part of DuPont’s commitment to high ethical standards, the Board follows sound governance practices. These practices, which are summarized below, are described in more detail beginning on page 4 of this Proxy Statement.

Board Independence and Diversity	Director Elections	Board Practices	Stock Ownership Requirements	Stockholder Rights

11 of 12 director nominees are independent Independent Board Committees 42% of director nominees are diverse	Annual Board elections Directors are elected by a majority of votes cast Directors not elected by a majority of votes cast are subject to the Company’s resignation policy

Non-employee

directors meet in

executive

session

without

management at

each

regularly scheduled

Board meeting

Annual Board

and Committee

self-evaluations

Annual director

evaluations

Board

retirement

policy

			Directors are required to hold Company granted shares until retirement Executives and directors prohibited from hedging or pledging Company stock	Stockholder right to call special meetings (with a 15% ownership threshold) No super- majority stockholder voting requirements Eligible stockholders are able to nominate directors through proxy access

Executive Compensation

We successfully navigated a challenging 2022 despite significant inflation, global supply chain constraints, geopolitical tensions, dynamic global currencies and an ongoing global pandemic. During 2022, we also completed key steps to further transform our portfolio and advance our strategy as a premier multi-industrial company. The 2022 compensation of our executive officers appropriately reflects and rewards their significant contributions to our performance in a year that presented unique challenges for our senior leadership team to manage.

Executive Compensation Governance Practices

Compensation of the executive officers of the Company, including that of the named executive officers, is overseen by the People and Compensation Committee (or, in the case of the Executive Chairman and Chief Executive Officer, by the People and Compensation Committee and the independent members of the Board). The Board and the People and Compensation Committee were assisted in performance of their oversight duties by an independent compensation consultant.

2023 Proxy Statement	v

Proxy Statement Summary

The following summarizes key governance elements related to the executive compensation programs in which our executive officers participate:

Key Executive Compensation Practices

What We Do	What We Don’t Do

Maintain a pay mix that is heavily performance-based	Provide single-trigger change in control agreements or excise tax gross ups
Actively engage with stockholders	Grant options below market value, extend original option terms, reprice, reload or exchange underwater options without stockholder approval
Align executive compensation outcomes with company and individual performance
Annually assess peer group composition and competitive compensation practices	Permit hedging or pledging of the Company’s securities
Liberal share counting
Seek annual stockholder advisory approval of executive compensation
Maintain strong stock ownership requirements of six times base salary for the CEO and three times base salary for the other executive officers	Guaranteed annual salary increases or bonuses
Provide minimum payouts under the Long Term Incentive Plan
Conduct an annual executive talent review and discussion on succession planning	Provide uncapped short-and long-term incentive payouts
Excessive perks
Maintain an incentive clawback policy covering both cash and equity

Review executive compensation statements (“tally sheets”)

Conduct annual compensation risk assessments

vi

2023 Proxy Statement	vii

Voting, Question and

Attendance Procedures

In this Proxy Statement, you will find information on the Board, the candidates for election to the Board, and three other items to be voted upon at the Annual Meeting and any adjournment or postponement of the Annual Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. This Proxy Statement is first being distributed to stockholders on or about April 6, 2023.

Vote Your Shares in Advance

You may vote your shares by internet, telephone or signing and returning the enclosed proxy or other voting instruction form. Your shares will be voted only if the proxy or voting instruction form is properly executed and received by the independent Inspector of Election prior to the Annual Meeting. Except as provided below with respect to shares held in employee savings plans, if no specific instructions are given by you when you execute your voting instruction form, as explained on the form, your shares will be voted as recommended by the Board.

You may revoke your proxy or voting instructions at any time before their use at the Annual Meeting by sending a written revocation, by submitting another proxy or voting form on a later date, or by voting virtually at the Annual Meeting. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold DuPont common stock.

Confidential Voting

The Company maintains vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by employee savings plans and requires the appointment of an independent tabulator and Inspector of Election for the Annual Meeting.

Dividend Reinvestment Plan Shares and Employee Savings Plan Shares

If you are enrolled in the direct stock purchase and dividend reinvestment plan administered by Computershare Trust Company, N.A. (the “Computershare CIP”), the DuPont common stock owned on the record date by you directly in registered form, plus all shares of common stock held for you in the Computershare CIP, will appear together on a single proxy voting form. If no instructions are provided by you on an executed proxy voting form, your Computershare CIP shares will be voted as recommended by the Board.

Participants in various employee savings plans will receive a voting instruction form. Your executed form will provide voting instructions to the respective plan trustee. If no instructions are provided, the plan trustees and/or administrators for the relevant employee savings plan will vote the shares according to the provisions of the relevant employee savings plan. To allow sufficient time for voting, your voting instructions must be received by 11:59 P.M. Eastern Daylight Time on May 19, 2023. You may not vote your shares held in an employee savings plan virtually at the Annual Meeting.

2023 Proxy Statement	1

Voting, Question and Attendance Procedures

DuPont Shares Outstanding and Quorum

At the close of business on the record date, March 29, 2023, there were 459,016,106 shares of DuPont common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The holders of a majority of the issued and outstanding shares of common stock entitled to vote that are present in person or represented by proxy constitute a quorum for the transaction of business at the Annual Meeting.

For Agenda Item 1: Election of Directors, each nominee must receive more FOR votes than AGAINST votes in order to be elected. For Agenda Items 2 through 4, each such item must receive more FOR votes than AGAINST votes in order to be approved. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting but will not be counted or have an effect on the outcome of any matter.

Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under New York Stock Exchange (“NYSE”) rules, your bank or broker may vote shares held in beneficial name only on Agenda Item 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm, without instruction from you, but may not vote on any other matter to be voted on at the Annual Meeting.

Proxy Solicitation on Behalf of the Board

The Board is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the Annual Meeting or an adjournment or postponement thereof. Directors, officers and employees may solicit proxies on behalf of the Board in person, by mail, by telephone or by electronic communication. The proxy representatives of the Board will not be specially compensated for their services in this regard.

DuPont has retained Innisfree M&A Incorporated to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $25,000, plus reasonable expenses. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed by DuPont on request. The cost of solicitation will be borne by DuPont.

Participating in the Annual Meeting

The Annual Meeting will be online and a completely virtual meeting of stockholders. We cordially invite all stockholders to participate in the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the voting instructions that accompanied your proxy materials. Please have your 16-digit control number readily available and log on to the Annual Meeting by visiting www.virtualshareholdermeeting.com/DD2023 and entering your 16-digit control number. You may begin to log into the meeting platform beginning at 12:45 p.m. EDT on May 24, 2023. The meeting will begin promptly at 1:00 p.m. EDT on May 24, 2023. A list of stockholders of record entitled to vote will be open to any stockholder for any purpose relevant to the Annual Meeting for ten days before the Annual Meeting, during normal business hours, at the Office of the Corporate Secretary, 974 Centre Road, CRP Building 730, Wilmington, DE 19805.

The virtual meeting platform will be optimized on Chrome, Firefox, MS Edge and Safari. The platform is also fully supported across devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the Annual Meeting as if it had been held in a physical location. If you wish to submit a question before the meeting, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/DD2023, type your question into the “Ask a Question” field, and click “Submit.”

2

Voting, Question and Attendance Procedures

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. Questions regarding personal matters, including those related to employment or product or service issues, are not pertinent to meeting matters and therefore will not be answered. Questions and answers to any pertinent questions not addressed during the meeting due to timing constraints will be published on the investor relations page of our website following the meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page. Technical support will be available starting at 12:45 p.m. EDT on May 24, 2023 and through the conclusion of the meeting.

Whether or not you expect to attend the Annual Meeting virtually, please vote your shares in one of the ways described in this Proxy Statement as promptly as possible.

Other Matters

The Board does not intend to present any business at the Annual Meeting that is not described in this Proxy Statement. The enclosed proxy or other voting instruction form confers upon the designated persons the discretion to vote the shares represented in accordance with their best judgment. Such discretionary authority extends to any other properly presented matter. The Board is not aware of any other matter that may properly be presented for action at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2023

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Stockholders may request their proxy materials be delivered to them electronically in 2024 by visiting

https://enroll.icsdelivery.com/dd.

2023 Proxy Statement	3

Corporate Governance

Strong corporate governance is an integral part of DuPont’s core values. Within this section, you will find information about the Board and its governance structure and processes.

DuPont Board Corporate Governance Guidelines

The Corporate Governance Guidelines form an important framework for the Board’s corporate governance practices and assist the Board in carrying out its responsibilities. The Board reviews these guidelines periodically to consider the need for amendments or enhancements. Among other things, these guidelines delineate the Board’s responsibilities, leadership structure, independence, qualifications, election, annual self-evaluation, and access to management and advisors.

We invite you to visit the Company’s website at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance to review the following governance documents:

•	Third Amended and Restated Certificate of Incorporation

•	Amended and Restated Bylaws

•	Corporate Governance Guidelines

•	Board Committee Charters and Membership

•	Employee Code of Conduct

•	Director Code of Conduct

•	Code of Financial Ethics

Director Independence

The Board has assessed the independence of each director who is currently on the Board or who served on the Board during the last fiscal year in accordance with the standards of independence of the NYSE rules and as described in the Corporate Governance Guidelines. Based upon these standards, the Board has determined that all of the directors who are currently on the Board or who served on the Board during the last fiscal year other than Mr. Breen are independent. The current independent directors constitute a “substantial majority” of the Board, consistent with our Corporate Governance Guidelines. In addition, the Board has determined that each of the nominees for director other than Mr. Breen is independent. The Nomination and Governance Committee, as well as the Board, annually reviews relationships that directors may have with the Company and members of management to make a determination as to whether there are any material relationships that would preclude a director from being independent.

All members of the Audit Committee, People and Compensation Committee, Nomination and Governance Committee, and Environment, Health, Safety and Sustainability Committee are independent directors under the Corporate Governance Guidelines and applicable regulatory and listing standards.

Board Leadership Structure

The Board is responsible for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company. Among other duties, the Board appoints the Company’s officers, assigns to them responsibility for management of the Company’s operations, and reviews their performance.

4

Corporate Governance

Our governing documents provide the Board with the flexibility to determine the optimal leadership structure for the Company, including, when appropriate, separating the positions of Chair of the Board and Chief Executive Officer (“CEO”). We believe that it is important for the Board to determine, on a case-by-case basis, the most effective leadership structure for us. We believe that the Company and its stockholders benefit from this flexibility, and that the directors are best positioned to lead this evaluation given their knowledge of our leadership team, strategic goals, opportunities, and challenges.

The Board has determined that, at the present time, stockholders and the Board are best served by having Mr. Breen serve as the Executive Chairman of the Board and CEO. This is due, in part, to Mr. Breen’s role in orchestrating the strategic transformation of our Company, including through the DWDP Merger and subsequent separations of Dow and Corteva into independent public companies, the separation and sale of our N&B business to IFF, the separation and sale of a substantial portion of M&M to Celanese, as well as our acquisition of Laird Performance Materials. Mr. Breen is a proven leader with significant prior experience as a CEO and board member at Tyco International, plc and General Instrument Corporation and currently as lead independent director at Comcast Corporation. The Company has greatly benefitted from his strong leadership.

Our Corporate Governance Guidelines provide that if the Chair is not an independent director, as is the case with Mr. Breen, another director will be appointed by the independent directors to serve as independent Lead Director. Our independent directors have appointed Mr. Cutler to the role of Lead Director. Mr. Cutler has extensive leadership and corporate governance experience having previously served as the Chairman and CEO of Eaton Corporation, as well as a member of the Executive Committee of the Business Roundtable. In addition, Mr. Cutler currently serves as the independent Lead Director at KeyCorp. As Lead Director, Mr. Cutler’s responsibilities include:

•	presiding at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the Board’s independent directors;

•	serving as liaison between any non-independent directors (including the Executive Chairman), on the one hand, and the independent directors, on the other hand;

•	reviewing and approving information sent to the Board;

•	participating in the development of meeting agendas and schedules and consulting with the Executive Chairman regarding the same;

•	if requested by major stockholders, ensuring that he is available for consultation and direct communication;

•	serving as focal point for stockholder communications and requests for consultation that are, in each case, addressed to independent members of the Board;

•	reviewing and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	calling meetings of the full Board as the Lead Director deems appropriate; and

•

seeking to promote a strong Board culture, including the participation of all directors in an environment of open dialogue, constructive feedback and effective communication across the Board’s committees and among the Executive Chairman, the Board as a whole, the Board’s committees and with regard to senior management.

Committees

Committees perform many important functions. The responsibilities of each Committee are stated in their respective Committee charters which are available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance. The Board, upon the recommendation of the Nomination and Governance Committee, elects members to each Committee and has the authority to change Committee chairs, memberships and the responsibilities of any Committee as set forth in the Bylaws.

The Board currently has four Committees: (i) Audit Committee; (ii) Nomination and Governance Committee; (iii) People and Compensation Committee; and (iv) Environment, Health, Safety and Sustainability Committee. All members of each of the four standing Committees of the Board are independent under the Company’s Corporate Governance Guidelines and applicable regulatory and listing standards.

2023 Proxy Statement	5

Corporate Governance

A brief description of the responsibilities of the Committees are as follows:

Committees

Audit Committee Held nine meetings during 2022.

•   Nominates, engages and replaces, as appropriate, the Company’s independent registered public accounting firm, subject to stockholder ratification, to audit the Company’s Consolidated Financial Statements.

•   Reviews and approves the Audit Committee Pre-Approval Policy of audit and non-audit services provided by the Company’s independent registered public accounting firm (the “Pre-Approval Policy”).

•   Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.

•   Reviews effectiveness of the Company’s systems, procedures and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on compliance matters that could adversely impact the Company’s external reporting process or adequacy of internal controls.

•   Reviews the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and appraises audit efforts of both.

•   Reviews services provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.

•   Establishes procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

A Summary of the Pre-Approval Policy is included as part of Agenda Item 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm in this Proxy Statement.

Nomination and Governance Committee Held five meetings during 2022.

•   Develops and recommends to the Board a set of corporate governance guidelines for the Company.

•   Establishes the process for identifying and evaluating director nominees, determines the qualifications, qualities, skills and other expertise required to be a director, and recommends to the Board nominees for election to the Board.

•   Monitors the functioning of Board Committees.

•   Oversees the Board’s new director orientation program.

•   Oversees the annual assessment of the Board, its Committees and individual directors.

•   Oversees the Company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the Company’s Code of Conduct and Code of Financial Ethics, Certificate of Incorporation, Bylaws and Committee charters.

•   Oversees the Company’s compliance programs, including the Code of Conduct and Code of Financial Ethics.

6

Corporate Governance

People and Compensation Committee Held six meetings during 2022.

•   Retains any compensation consultants that the People and Compensation Committee, in its sole discretion, deems appropriate to fulfill its duties and responsibilities; the People and Compensation Committee sets the compensation and oversees the work of the consultants, including approval of an applicable executive compensation peer group.

•   Assesses current and future senior leadership talent for Company officers.

•   Assists the Board in the CEO succession planning process.

•   Reviews and approves the Company’s programs for executive development, performance and skills evaluations.

•   Conducts an annual review of the Company’s diversity talent and diversity representation on the slate for key positions.

•   Oversees the Company’s human capital management, including matters related to talent management and development, talent acquisition, employee engagement and diversity, equity and inclusion.

•   Reviews and approves the goals and objectives relevant to the CEO’s compensation, oversees the performance evaluation of the CEO based on such goals and objectives and, together with the other independent members of the Board, determines and approves the CEO’s compensation based on this evaluation.

•   Reviews and approves all compensation and employment arrangements, including severance agreements, of the Company’s executive officers and named executive officers other than the CEO.

•   Reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, and evaluates compensation policies and practices that could mitigate any such risk.

•   Works with management to develop the Compensation Discussion and Analysis and other compensation disclosures for inclusion in the Company’s Annual Report on Form 10-K, annual meeting Proxy Statement or any other filings with the SEC.

•   Considers the voting results of any say-on-pay or related stockholder proposals.

•   Recommends non-employee directors’ compensation to the Board for approval.

Environment, Health, Safety & Sustainability Committee Held five meetings during 2022.

•   Assesses the effectiveness of, and advises the Board on, the Company’s environment, health, safety and sustainability (“EHS&S”) policies and programs and matters impacting the Company’s public reputation and the Company’s safety and health core value.

•   Oversees environment, health and safety performance and regulatory compliance, including the Company’s safety programs, processes for risk identification and mitigation, and the processes and systems used to ensure compliance.

•   Oversees and advises the Board on the Company’s sustainability strategy, including the Company’s sustainability goals and actions, public policy management, advocacy priorities, community impact contributions, climate action, corporate reputation management, and other emerging issues.

•   Reviews the Company’s Sustainability Report, sustainability policy positions, strategy regarding political engagement and corporate social responsibility initiatives.

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ESG Oversight

The Board of Directors is responsible for overseeing the Company’s strategic direction, including the integration of environmental, social and governance (“ESG”) risks and opportunities into the Company’s strategy. Certain ESG oversight responsibilities are aligned with the most appropriate Committee as reflected in the table below. In addition, the chairs of each of the four standing Board Committees typically meet annually to discuss ESG risks impacting the Company’s strategy and to gain alignment on Board risk oversight in this area.

Board of Directors	• Responsible for overall strategy, including integration of ESG risks and opportunities into overall strategy • Board has delegated oversight of ESG-related risks to various committees as appropriate

Environment, Health, Safety & Sustainability Committee	People & Compensation Committee	Nomination & Governance Committee	Audit Committee
• Oversight of enterprise sustainability strategy, goals and actions • Oversight and review of Sustainability report • Vet current and emerging ESG issues	• Human capital management oversight, including diversity, equity and inclusion • Review the use of ESG goals in compensation programs	• Board composition • Ensure the Board has the right mix of skills and experience to effectively oversee ESG • Ensure the Board has the appropriate mix of gender and racial diversity	• Oversight of controls and procedures related to reporting of ESG data

Spotlight on DE&I

We have a history of promoting diversity, equity and inclusion (“DE&I”), which are key elements of our Respect for People core value. We were purposeful in bringing together a diverse group of directors when our Board was formed in 2019 following the Dow Distribution and the Corteva Distribution. We disclose information about the diversity of our Board in this Proxy Statement, including director skills and experience, as well as racial, gender and ethnic diversity on an individualized basis. In addition, our Board has committed to include women and minority candidates in the pool from which it selects director candidates.

Our Board is actively engaged in promoting DE&I within our organization. The People and Compensation Committee has oversight responsibility for DE&I and receives regular reports from management regarding the Company’s initiatives and work environment. In addition, pursuant to the terms of its charter, the People and Compensation Committee conducts an annual review of the Company’s diverse talent and diversity representation on the slate for key positions. As part of this review, the People and Compensation Committee receives regular reporting and benchmarking on diversity within our businesses and corporate functions. In addition, certain steps to advance DE&I within our organization were included within the Sustainability Modifier to the Company’s Short-Term Incentive Program beginning in 2021 and continuing in 2022.

During 2022, the Company continued to advance a number of DE&I initiatives within our organization. We launched DE&I Excellence Awards to recognize day-to-day actions that are advancing our journey and inspire further participation. We held our second DE&I Summit and, in the spirit of inclusion, opened up participation to all employees across the globe. We continued publication of workforce demographic information on our website, including DE&I dashboards, which provide breakdowns of global gender and U.S. race and ethnicity by job categories, as well as our EEO-1 report reflecting gender, race and ethnicity for our U.S. based workforce. We implemented new internal DE&I dashboards to provide our leaders and human resources partners with further analytical capability for measuring and reporting progress on our efforts to attract, develop, advance and retain employees across a variety of demographics. We launched our first neurodiversity pilot focused on employing individuals with capabilities which allow them to excel at one of our manufacturing sites and advance our productivity efforts. We facilitated conversation sessions across the organization through a series of programs customized for cultural differences and the unique needs of our workforce in different locations throughout the world.

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Corporate Governance

Committee Membership

The following chart shows Committee membership as of the date of this Proxy Statement. All directors listed in the table below other than Mr. Breen are independent.

Committees

Director	Audit	Nomination and Governance	People and Compensation	EHS&S

Amy G. Brady	●			●

Edward D. Breen

Ruby R. Chandy	●			CH

Terrence R. Curtin	●	●

Alexander M. Cutler		CH	●

Eleuthère I. du Pont	●	●

Kristina M. Johnson			●	●

Luther C. Kissam	●	●

Frederick M. Lowery			CH	●

Raymond J. Milchovich			●	●

Deanna M. Mulligan		●	●

Steven M. Sterin	CH			●

CH = Chair

Board’s Role in the Oversight of Risk Management

The Board is responsible for overseeing the overall risk management process for the Company. Risk management is considered a strategic activity within the Company under the responsibility of executive management while the Committees and the Board as a whole participate in the oversight of the process. Specifically, the Board as a whole has responsibility for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan. The Board is also responsible for overseeing risks associated with operational resiliency, cybersecurity, ESG, anti-corruption and fraud, geopolitical matters, innovation and mergers and acquisitions. Each Committee is responsible for oversight of specific risk areas relevant to their respective charters.

The Board, acting through its committee structure, is responsible for overseeing that management implements and follows this risk management process and for coordinating the outcome of reviews by Committees in their respective risk areas.

Committee	Area(s) of Risk Management Oversight Responsibility

Audit Committee	Management and effectiveness of accounting, auditing, external reporting, financial compliance and internal controls

Nomination and Governance Committee	Director independence, potential conflicts of interest, ethics and compliance, including anti-corruption and fraud, as well as intellectual property and trade secrets

People and Compensation Committee	The Company’s executive compensation practices, human capital management and leadership succession planning

Environment, Health, Safety and Sustainability Committee	Emerging regulatory developments related to safety, health and environment and public policy management matters, as well as chemical stewardship, climate, process safety and production quality

Although each Committee is responsible for overseeing the management of certain risks as described above, the full Board is regularly informed by the Committees about these risks. This enables the Board and the Committees to coordinate risk oversight and the

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relationships among the various risks faced by the Company. For example, our Board is responsible for oversight of cybersecurity risk and receives reports from our Chief Information Officer and our Chief Information Security Officer at least once per year. In addition, our Audit Committee receives periodic reports from our Chief Information Officer and our Chief Information Security Officer in connection with its oversight over our internal control over financial reporting. The impact of cybersecurity on our internal control over financial reporting is also discussed with the full Board.

Succession Planning

The Board believes that one of its primary responsibilities is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place for the Chief Executive Officer and other members of senior management. The People and Compensation Committee, together with the Chief Executive Officer and the Chief Human Resources Officer, regularly reviews senior management talent, including readiness to take on additional leadership roles and developmental opportunities needed to prepare senior leaders for greater responsibilities. In addition, the People and Compensation Committee regularly discusses recommendations and evaluations from the Chief Executive Officer and the Chief Human Resources Officer as to potential successors to fill senior positions. The Chief Executive Officer and the Chief Human Resources Officer also provide a regular review to the People and Compensation Committee and the Board assessing the members of the executive leadership team and his or her potential to succeed the Chief Executive Officer. This review includes a discussion about development plans for senior leaders to help prepare them for future succession and contingency plans in the event the Chief Executive Officer is unable to serve for any reason (including death or disability). While the People and Compensation Committee has the primary responsibility to develop succession plans for the Chief Executive Officer position, it regularly reports to the Board and these matters are discussed and decisions are made at the Board level.

Stockholder Engagement

Throughout the year, we continued extensive outreach to stockholders. Through this outreach, the management team updated investors on a range of topics including our overall business strategy, current business conditions, corporate citizenship and sustainability, corporate governance practices and executive compensation, as well as gained an understanding of the perspectives and concerns of each investor.

The Board and management team carefully consider the feedback from these meetings, as well as stockholder support, when reviewing the business, corporate governance and executive compensation profiles of the Company and public disclosures made by the Company.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the Board, the Executive Chairman, the independent Lead Director or other independent directors, may do so by writing in care of the Office of the Corporate Secretary, 974 Centre Road, CRP Building 730, Wilmington, DE 19805. Pursuant to our Corporate Governance Guidelines, our Lead Director is available for consultation and direct communication if requested by major stockholders.

The Board’s independent directors have approved procedures for handling correspondence received by the Company and addressed to the Board, the Executive Chairman, the Lead Director or other outside directors. Communications will be distributed to any or all directors as appropriate depending upon the individual communication. However, the directors have requested that communications that do not directly relate to their duties and responsibilities as directors of the Company be excluded from distribution and deleted from email that they access directly. Such excluded items include “spam”; advertisements; mass mailings; form letters and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; surveys; and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission by the Office of the Corporate Secretary. Any omitted or deleted communication will be made available to any director upon such director’s request. Concerns relating to accounting, internal controls, auditing or ethical matters are brought to the attention of the internal audit function and handled in accordance with procedures established by the Audit Committee or the Nomination and Governance Committee, as applicable, with respect to such matters.

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Corporate Governance

Board, Committees and Annual Meeting Attendance

During 2022, DuPont held 10 Board meetings and 25 Committee meetings. All of the incumbent directors attended more than 75% of the sum of the total number of Board meetings and the total number of meetings of the Committees on which the director served during the past year. All directors are encouraged to attend the Annual Meetings of Stockholders, and in 2022, all 12 of the directors nominated for election attended the Annual Meeting of Stockholders.

Executive Sessions of Directors

The non-employee directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. During 2022, there were six executive sessions of the Board chaired by the Lead Director for the Board. The Committees typically meet in executive session at every meeting.

Director Qualifications and Diversity

Skills and Experience. The Nomination and Governance Committee has adopted guidelines to be used in evaluating candidates for Board membership in order to ensure a diverse and highly qualified Board. Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, diversity, time availability in light of other commitments, dedication and conflicts of interest are among the relevant criteria, which will vary depending on the needs of the Board.

Commitment to Diversity. Guidelines for director qualifications are included in the Corporate Governance Guidelines. The guidelines for director qualifications provide that a commitment to diversity is a consideration in the identification and nomination of director candidates, and that candidates are evaluated to provide for a diverse and highly qualified Board. Accordingly, the Nomination and Governance Committee includes, and has any search firm that it engages include, women and minority candidates in the pool from which the Committee selects director candidates. The Nomination and Governance Committee and the full Board implement and assess the effectiveness of these guidelines and the commitment to diversity by referring to these guidelines in the review and discussion of Board candidates when assessing the composition of the Board.

Limitations on Outside Board Service. Our Corporate Governance Guidelines limit the number of other public company boards on which a director may serve. No director who is an executive officer of a public company may serve as a director of the Company if he or she serves on more than a total of three public company boards, including the Board and the board of the company with which the director is employed. If a director is not an executive officer of a public company, he or she may serve on a maximum of four public company boards, including the Board. Directors are required to advise the Executive Chairman in advance of serving on another company’s board.

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Director Nominee Skills and Diversity Matrix

As part of the nominee selection process for the Annual Meeting, the Nomination and Governance Committee reviewed the diversity of the Board, including the knowledge, skills and expertise and the demographic information set forth below. The Nomination and Governance Committee also reviewed the time commitments of each director and the results of the annual Board and individual director evaluations. Based upon the review of the Nomination and Governance Committee, it believes that the overall mix of the backgrounds of the nominees for election at the Annual Meeting provides for a diverse and highly qualified Board.

KNOWLEDGE, SKILLS & EXPERTISE

CEO of Public Company		●		●	●			●		●

Public Company Board Experience		●	●	●	●	●	●	●		●	●	●

Compensation/Human Capital Management	●	●	●	●	●	●	●	●	●	●	●	●

Sustainability		●	●	●	●		●	●	●	●		●

Finance and Accounting	●	●	●	●	●	●	●	●	●	●	●	●

Global Business	●	●	●	●	●			●	●	●	●	●

IT / Cybersecurity	●	●	●	●	●	●			●		●	●

Lobbying / Public Affairs		●	●		●		●		●	●	●

Mergers & Acquisitions	●	●	●	●	●		●	●	●	●	●	●

Science & Technology	●	●	●	●	●	●	●		●	●

Manufacturing and Operations		●	●	●	●	●	●	●	●	●	●	●

DEMOGRAPHICS

Race / Ethnicity / Underrepresented Groups

African American or Black									●

Alaskan Native or American Indian

Asian			●

Hispanic or Latino

Native Hawaiian or Pacific Islander

White	●	●		●	●	●	●	●		●	●	●

Two or More Races or Ethnicities

Race or Ethnicity Undisclosed

LGBTQ+							●

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Corporate Governance

Gender

Male		●		●	●	●		●	●	●		●

Female	●		●				●				●

Age	56	67	61	54	71	56	65	58	52	73	59	51

Year Joined Board	2019	2017	2019	2019	2017	2019	2022	2019	2019	2019	2021	2019

Annual Performance Evaluation Process

The Board recognizes that a robust and constructive performance evaluation process is an essential component of Board effectiveness. As such, the Board conducts an annual performance evaluation that is intended to determine whether the Board, its committees, and individual Board members are functioning effectively, and to provide Board members with an opportunity to reflect upon and improve processes and effectiveness. The evaluation process also informs the annual director nomination process. The Nomination and Governance Committee oversees this annual process, which is led by the Lead Director. As part of this process, the Board and each Committee reviews a questionnaire and responses to the questionnaire inform a discussion lead by the Lead Director, in the case of the Board, and the committee chair, in the case of each committee, during executive session. In addition, the Lead Director conducts one-on-one discussions with each Board member to obtain their assessment of the effectiveness and performance of the Board, its committees, and other Board members. A summary of the results of this process is presented to the Nomination and Governance Committee identifying any themes or issues that have emerged. The results are then reported to the full Board, which considers the results and ways in which Board processes and effectiveness may be enhanced. In addition, the Lead Director communicates the results of individual performance evaluations directly to each director.

Identifying Director Candidates

Among the Nomination and Governance Committee’s most important functions is the selection of directors who are recommended to the Board as candidates for election. The Nomination and Governance Committee has adopted a process for identifying new director candidates. As part of this process, the Nomination and Governance Committee includes, and has any search firm that it engages include, women and minority candidates in the pool from which the Committee selects director candidates. Recommendations may be received by the Nomination and Governance Committee from various sources, including current or former directors, a search firm retained by the

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Nomination and Governance Committee to assist in identifying and evaluating potential candidates, stockholders, Company executives, and by self-nomination. The Nomination and Governance Committee is open to accepting stockholders’ suggestions of candidates to consider as potential Board members as part of the Nomination and Governance Committee’s periodic review of the size and composition of the Board and its Committees. Such recommendations should be sent to the Nomination and Governance Committee through the Office of the Corporate Secretary. The Nomination and Governance Committee uses the same process to evaluate director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.

Director Candidate Nominations through Proxy Access

The Bylaws set forth procedural and content requirements for director candidate nominations through proxy access. As more specifically provided in the Bylaws, a stockholder or group of up to twenty stockholders owning 3% or more of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements detailed in the Bylaws. Nominations should be sent to the Office of the Corporate Secretary in accordance with the procedural and content requirements set forth in the Bylaws, the full text of which is available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance.

Board Term and Director Retirement Policy

The Certificate of Incorporation provides that all directors stand for election at each Annual Meeting of Stockholders.

The Corporate Governance Guidelines provide that directors should not be nominated for election to the Board after reaching age 75, unless it is determined that it is in the best interests of the Company to extend the retirement date.

Code of Conduct

The Board has adopted a Code of Conduct for all directors of the Company and a Code of Financial Ethics applicable to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. In addition, the Company has a code of conduct applicable to all employees. The full text of Director Code of Conduct, Code of Financial Ethics and the Employee Code of Conduct are available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance. In addition, DuPont discloses on its website any waiver of or amendment to the Director Code of Conduct and the Code of Financial Ethics requiring disclosure under applicable rules.

Related Person Transactions

The Board has adopted written policies and procedures relating to the approval or ratification of each “Related Person Transaction.” Under the policies and procedures, the Nomination and Governance Committee (or any other committee comprised of independent directors designated by the Board) reviews the relevant facts of all proposed Related Person Transactions and either approves, disapproves or ratifies the entry into a particular Related Person Transaction, by taking into account, among other factors it deems appropriate:

(i)	the commercial reasonableness of the transaction;

(ii)	the materiality of the Related Person’s direct or indirect interest in the transaction;

(iii)	whether the transaction may involve a conflict of interest, or the appearance of one;

(iv)	whether the transaction was in the ordinary course of business; and

(v)	the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

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Corporate Governance

No director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of DuPont and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Nomination and Governance Committee for ratification. If the Nomination and Governance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

Under DuPont’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which:

(i)	DuPont was, is or will be a participant;

(ii)	the aggregate amount involved exceeds $120,000 in any fiscal year; and

(iii)	any Related Person had, has or will have a direct or indirect material interest.

A “Related Person” is generally any person who is, or at any time since the beginning of DuPont’s last fiscal year was:

(i)	a director or an executive officer of DuPont or a nominee to become a director of DuPont;

(ii)	any person who is known to be the beneficial owner of more than 5% of any class of DuPont’s outstanding common stock; or

(iii)	any immediate family member of any of the persons mentioned above.

Certain Relationships and Related Transactions

DuPont and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors or executive officers of DuPont, or immediate family members of directors or executive officers, are employees. The Nomination and Governance Committee and the Board have reviewed such transactions and relationships and do not consider the amounts involved material to the respective related parties. Such purchases from and sales to each company involve less than either $1,000,000 or 2% of the consolidated gross revenues of each of the purchaser and the seller, and all such transactions are in the ordinary course of business. Some such transactions are continuing, and it is anticipated that similar transactions will occur from time to time.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely upon a review of SEC filings, all Reporting Persons complied with these reporting requirements during 2022.

Sustainability Strategy

A Purpose-Driven Company

Our purpose – to empower the world with the essential innovations to thrive – describes how we use our passion and proven expertise in science and innovation to create sustainable solutions for the complex challenges facing our world. Our deep understanding of science and technology and close collaboration with customers enables us to create impactful and enduring outcomes that are beneficial for multiple stakeholders. The Board believes that a continued focus on sustainability will help the Company deliver long-term stockholder value.

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Guided by Our Core Values

Our core values reflect the longstanding commitments of our heritage companies, demonstrate our steadfast commitment to our people and the planet, and exemplify the way we operate.

Safety and health	Respect for people	Highest ethical behavior	Protecting the planet
We commit to protecting the safety and health of our employees, our contractors, our customers, and the people in the communities where we operate.	We treat our employees and all our partners with professionalism, dignity, and respect, fostering an environment where people can contribute, innovate, and excel.	We conduct ourselves in accordance with the highest ethical standards, and in compliance with all applicable laws, always striving to be a respected corporate citizen worldwide.	We find science-enabled, sustainable solutions for our customers, always managing our businesses to protect the environment and preserve the earth’s natural resources-for today and for future generations.

DuPont 2030 Sustainability Strategy and Goals

Our sustainability strategy, established in 2019 and renewed in 2021 with input from multiple stakeholders, is built on three pillars: Innovate, Protect and Empower. Within these three pillars, our nine 2030 Sustainability Goals continue to shape our innovation portfolio, our operations strategy and our commitment to our people and communities. In 2022 we sharpened and advanced strategic actions across all nine goals, while accelerating action on three priority goals: Delivering solutions for global challenges, Acting on climate, and Accelerating diversity, equity and inclusion. As discussed under “Compensation Discussion & Analysis,” beginning in 2021 and continuing in 2022, we embedded progress on achievement of certain of our sustainability goals within our short-term incentive compensation program.

Communicating Our Progress

We publish our progress against our goals in our annual sustainability report, available at www.dupont.com/sustainability. DuPont’s positions on ESG topics such as Product Safety and Transparency, Climate Change, Human Rights, PFAS, and Safety, Health and Environment can be found at www.dupont.com/position-statements.html. The information on, or accessible through, our website is not incorporated by reference into, and is not part of, this Proxy Statement.

Sustainability Governance

Ultimate responsibility for our sustainability strategy resides with the Chief Technology and Sustainability Officer (“CTSO”), who reports directly to the CEO. The CTSO focuses on the link between sustainability and innovation in our operating model and chairs the Sustainability Sponsors Committee, a subset of DuPont’s Senior Leadership Team. Members of the Sustainability Sponsors Committee represent corporate governance and finance, legal, operations and engineering, employee experience and development, innovation, and business oversight. The Sustainability Sponsors Committee reviews and approves sustainability initiatives and policies, oversees the work of the Sustainability Leadership Council, and routinely engages with the DuPont Board of Directors and the appropriate Board Committees.

16

Corporate Governance

Human Capital

Foundational to our current and future success is our employees, who drive our strategic vision, manage operations and develop products. We focus significant attention on attracting, motivating and retaining talent at all levels. Through training and professional development initiatives, promoting a culture of diversity, equity and inclusion, and emphasizing the importance of health, safety and well-being, our aim is to create an environment that fully supports the needs of our employees providing opportunity for financial and career growth, an inclusive and collegial experience and purpose in doing work that matters. Annually, an enterprise-wide engagement survey is conducted, which provides insight into employee morale and aspects of workplace culture like core values, commitment to ethical behavior, teamwork and employee development.

We are committed to creating a high-performance culture built on continual learning to support the strategic needs of our workforce. The professional growth of our people is essential to the growth of our business. Our annual goal process asks employees to not only identify three key goals around business contributions but also one goal focused on self-development. We have prioritized learning and career development opportunities for leaders and all employees. We offer a diverse set of training, education and development opportunities, both formally and informally, throughout the year. All employees take part in a mix of on-the-job training and appropriate learning and training opportunities focusing on topics that are the most critical and relevant to each employees’ job function. Employees have the freedom to create meaningful development plans, identify goals, and take steps to achieve them.

We believe that diversity, equity and inclusion (“DE&I”) is central to high employee engagement and seek to foster an environment where employees can bring their authentic selves to work each day. The more perspectives there are, the more ideas that can be generated, which makes DE&I a driver of innovation, and therefore, integral to our success. We believe that we can fulfill our purpose with the full commitment, participation, creativity, energy, and cooperative spirit of a diverse workforce. We provide our Equal Employment Opportunity Employer Information Report (EEO-1), and other information on our DE&I efforts under Diversity, Equity & Inclusion in the “About Us” and “Sustainability” sections of our website. The information on, or accessible through, our website is not incorporated by reference into, and is not part of, this Proxy Statement.

We are committed to ensuring equal opportunity for growth and fulfillment for our employees and to positively impacting communities in which we operate. Our employee-led Employee Resource Groups (“ERGs”) help cultivate a culture of acceptance where employees feel not only accepted, but celebrated, at every level. As of December 31, 2022, we have eight corporate ERGs - DuPont Black Employees Network, DuPont Asian Group, DuPont Pride Network, DuPont Latin Network, DuPont Women’s Network, DuPont Veterans Network, DuPont Early Career Network, and DuPont Persons with Disabilities and Allies - all of which have regional and local chapters. Each group is actively sponsored by senior leadership, helping model and promote inclusive values and behaviors. We also offer DE&I tools and resources to educate managers and employees on cultivating and maintaining an inclusive work environment. These resources include networking and mentoring practices, and opportunities for participation in external conferences and events, among others. Annual DE&I Awards celebrate individuals and teams that are making a difference in the work environment and help inspire further actions.

Our success also depends on the well-being of our employees, including physical, mental and emotional health. Our employees have access to online health resources through our global wellness provider to help them improve their overall well-being, including a health assessment, healthy habit building and tracking, videos and content to reduce stress and increase resilience, better sleep habits, nutrition guides, company wellness challenges, and financial wellness education. We continue to provide no-cost Employee Assistance Program (“EAP”) services to all employees globally and their immediate household members. All employees also have the support of our Health Services teams, which provides onsite and intranet-based services to support and monitor the health and welfare of employees. Our larger manufacturing and research sites have onsite clinics where employees can get occupational care, first aid treatment, travel vaccinations and referrals for off-site medical care. We continuously strive for zero workplace injuries, occupational illnesses and incidents. Our safety metrics are continually measured against this goal, and our Environment, Health, Safety & Sustainability Committee is charged with driving improvements in our health and safety practices. Health Services also assesses health risks across the Company to find out which health concerns are most important to our employees, conducts medical surveillance exams based on occupational risks and regulatory compliance priorities flagged by our Environmental, Health and Safety team.

As the outcomes of the pandemic eased in many parts of the world in 2022, our colleagues returned to work in accordance with our Global Workplace Principles that guide our approach to flexible working. We continue to embrace workplace flexibility wherever possible, recognizing that different jobs and teams have different requirements. In office environments we support hybrid working, allowing employees to mix on-site and remote working. In lab and production environments where remote working options are limited,

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Corporate Governance

we continue to embrace flexible scheduling as feasible. These flexible working arrangements allow us to gain the best of what both remote and on-site working have to offer while improving well-being, reducing travel, and benefiting the environment.

As of December 31, 2022, we employed approximately 23,000 people worldwide. Approximately 36 percent of employees were in Asia Pacific, 18 percent were in the EMEA, 3 percent were in Latin America and 43 percent were in the U.S and Canada. Within the United States, about 5,000 employees were in non-exempt or hourly-rate positions.

18

Agenda Item 1:

Election of Directors

Board Composition

The Board currently consists of twelve members, with Mr. Breen serving as Executive Chairman and Chief Executive Officer and Mr. Cutler serving as Lead Director.

Recommendations and
Nominations for Director

In accordance with the recommendation of the Nomination and Governance Committee, the Board has nominated the individuals listed in the following table for election as directors, to serve for a term that expires at the next annual meeting for the election of directors and until their successors are elected and qualified.

The Company’s Bylaws prescribe the voting standard for election of directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of directors to be elected. Under the Corporate Governance Guidelines, if a nominee who already serves as a director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Nomination and Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within ninety days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy card or voting instructions, it is the intention of the persons named as proxies to vote executed proxies FOR the candidates nominated by the Board unless contrary voting instructions are provided. If something unanticipated should occur prior to the Annual Meeting making it impossible for one or more of the candidates to serve as a director, votes will be cast in the best judgment of the persons authorized as proxies.

The NYSE rules do not permit brokers with discretionary authority to vote on the election of directors. Therefore, if you hold your shares beneficially and do not provide voting instructions to your bank or broker, your bank or broker will abstain from voting on your behalf and your shares will not be voted in the election of directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on this matter. Please follow the instructions set forth in the voting information provided by your bank or broker.

The Board recommends a vote FOR
the election of ALL of these nominees as directors.

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Agenda Item 1: Election of Directors

(As of the date of this Proxy Statement) Name Age Current Position	Independent	Audit Committee	Nomination and Governance Committee	People and Compensation Committee	Environment, Health, Safety & Sustainability Committee	Other Current Public Boards

Amy G. Brady

Age 56 Chief Information Officer & Executive Vice President, KeyCorp	●	●			●

Edward D. Breen

Age 67 Executive Chairman and Chief Executive Officer, DuPont de Nemours, Inc.						2*

Ruby R. Chandy

Age 61 Former President, Industrial Division Pall Corporation	●	●			CH	2

Terrence R. Curtin

Age 54 Chief Executive Officer, TE Connectivity	●	●	●			1

Alexander M. Cutler

Age 71 Retired Chair and Chief Executive Officer, Eaton	●		CH	●		1

Eleuthère I. du Pont

Age 56 President, Longwood Foundation	●	●	●			1

Kristina M. Johnson

Age 65 President, The Ohio State University	●			●	●	1

Luther C. Kissam

Age 58 Partner, Bernhard Capital Partners Management LP	●	●	●			1

Frederick M. Lowery

Age 52 Senior Vice President, Thermo Fisher, President, Customer Channels	●			CH	●

Raymond J. Milchovich

Age 73 Former Chief Executive Officer, National Technical Systems	●			●	●

Deanna M. Mulligan

Age 59 Chief Executive Officer, Purposeful	●		●	●

Steven M. Sterin

Age 51 Senior Advisor, McKinsey & Company	●	CH			●	1

CH = Chair

*

Mr. Breen currently serves as a director of Comcast Corporation and IFF. Mr. Breen will not stand for re-election to the IFF board of directors and his term as a director of IFF will expire immediately following IFF’s annual meeting of stockholders which is expected to occur on May 3, 2023.

20

Agenda Item 1: Election of Directors

Director Nominees

Information in the biographies summarizes key qualifications and diversity attributes as they apply to the individual directors to support the conclusion that these individuals are highly qualified to serve on the Board. The information is current as of the date of this Proxy Statement. Each nominee has consented to serve if elected.

Age: 56 Director Since: 2019 Committees: Audit; Environment, Health, Safety & Sustainability Other Public Boards: None

Amy G. Brady

Executive Vice President and Chief Information Officer, KeyCorp

Ms. Brady is Chief Information Officer (CIO), Executive Vice President at KeyCorp, a bank-based financial services company. In this role, Ms. Brady leads the company’s shared services for technology, operations, data, client and account servicing, security services (including cybersecurity), and procurement. Prior to joining KeyCorp in 2012, Ms. Brady spent 25 years with Bank of America, including as CIO, Enterprise Technology and Operations, where she was responsible for technology and operations delivery for critical enterprise functions including Finance, Risk, Human Resources, Marketing, Legal and Audit. Ms. Brady joined the DuPont Board of Directors in October 2019.

Skills and Expertise:

Ms. Brady’s technology, operations and cybersecurity expertise is a strong asset to the Board. Ms. Brady also has extensive management experience.

Age: 67 Director Since: 2017 Committees: None Other Public Boards: 2

Edward D. Breen

Executive Chairman and Chief Executive Officer, DuPont de Nemours, Inc.

Mr. Breen has served as the Executive Chairman of the Board of Directors of DuPont since June 1, 2019 and as Chief Executive Officer since February 17, 2020. Prior to his current role, Mr. Breen served as the Chief Executive Officer of DowDuPont from September 1, 2017 to May 31, 2019. Mr. Breen was named Interim Chairman of the EID Board and Chief Executive Officer on October 16, 2015, and assumed those roles permanently on November 9, 2015. He served as Chairman, from July 2002 to March 2016, and Chief Executive Officer, from July 2002 to September 2012, of Tyco International, plc, a leading global provider of security products and services, fire detection and suppression products and services and life safety products. Prior to joining Tyco, Mr. Breen held senior management positions at Motorola, including as President and Chief Operating Officer, and General Instrument Corporation, including as Chairman, President and Chief Executive Officer. Mr. Breen has served as a director of IFF since February 2021 but will not stand for reelection in 2023. Mr. Breen also serves as a director of Comcast Corporation (since 2014 and 2005 to 2011). Mr. Breen is a member of the Advisory Board of New Mountain Capital LLC, a private equity firm. Mr. Breen previously served as a director of Corteva from June 2019 to April 2020. Mr. Breen served as a director of EID from February 2015 to September 2017, a director of DowDuPont from September 2017 to June 2019, and a director of DuPont since June 2019.

Skills and Expertise:

Mr. Breen’s experience leading numerous global companies makes him well suited to lead DuPont and to help enhance the Board’s ability to consider, evaluate and maintain oversight over business strategies and risk management efforts.

2022 Proxy Statement	21

Agenda Item 1: Election of Directors

Age: 61 Director Since: 2019 Committees: Audit; Environment, Health, Safety & Sustainability (Chair) Other Public Boards: 2

Ruby R. Chandy

Former President of the Industrial Division of Pall Corporation

Ms. Chandy was the President of the Industrial Division of Pall Corporation, a leading supplier of filtration, separation, and purification technologies, from April 2012 to November 2015. Prior to her time at Pall, Ms. Chandy held leadership positions with several major, global companies including The Dow Chemical Company, Rohm and Haas Corporation, Thermo Fisher Scientific Inc. and Boston Scientific Corporation. Ms. Chandy currently serves on the boards of Flowserve Corporation and Thermo Fisher Scientific Inc. She also sits on the Executive Advisory Board of Pritzker Private Capital and on the DuBois Chemical/Altas PE board. Ms. Chandy previously served on the Board of AMETEK, Inc. until January 2022. Ms. Chandy joined the Specialty Products Advisory Committee in April 2018 and served as an ex-officio member of the DowDuPont Board from April 2018 to June 2019. Ms. Chandy joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

Ms. Chandy has experience in industrial, medical, life science, specialty materials and microelectronics companies. She is a proven executive with experience in international growth and innovation. Her financial, management, environmental and global expertise brings value to the Board.

Age: 54 Director Since: 2019 Committees: Audit; Nomination and Governance Other Public Boards: 1

Terrence R. Curtin

Chief Executive Officer and Board Member, TE Connectivity

Mr. Curtin assumed the role of CEO at TE Connectivity, a global technology leader in connectivity and sensor solutions, in March 2017. Prior to the CEO role, Mr. Curtin served as TE’s President, where he was responsible for all of the company’s businesses and mergers and acquisitions activities. Mr. Curtin previously led TE’s Industrial Solutions business segment and also served as TE’s Chief Financial Officer. Prior to his time with TE Connectivity, Mr. Curtin spent eleven years at Arthur Andersen LLP in positions of increasing responsibility. Mr. Curtin has served on the board of directors of TE Connectivity since March 2016. He is also a member of the board of directors of the US-China Business Council. Mr. Curtin joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

Mr. Curtin’s experience as the Chief Executive Officer of a global technology company provides him with expertise as a global-minded leader with strong corporate governance skills, M&A experience and technology. He also brings a depth of experience in finance and accounting.

22

Agenda Item 1: Election of Directors

Age: 71 Director Since: 2017 Committees: Nomination and Governance (Chair); People and Compensation Other Public Boards: 1

Alexander M. Cutler

Former Chairman and Chief Executive Officer, Eaton

Mr. Cutler served as the Chairman and Chief Executive Officer of Eaton, a global, diversified industrial manufacturer, from 2000 to 2016. Mr. Cutler formerly served as Eaton’s President and Chief Operating Officer, Executive Vice President and Chief Operating Officer-Controls and Executive Vice President-Operations. He serves on the boards of KeyCorp, United Way Services of Greater Cleveland, and the Musical Arts Association. Mr. Cutler served as a director of EID from 2008 until September 2017, he served as a director of DowDuPont from September 2017 to June 2019 and joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

Mr. Cutler has a wealth of global business management, finance, investor relations, marketing and supply chain and logistics experience as former Chairman and Chief Executive Officer of Eaton. As Lead Director and Chair of the Nomination and Governance Committee, he provides the Board with important insights in the areas of corporate governance and government relations based on his past position as Chair of The Business Roundtable Corporate Governance Committee as well as his various board positions.

Age: 56 Director Since: 2019 Committees: Audit; Nomination and Governance Other Public Boards: 1

Eleuthère I. du Pont

President, Longwood Foundation

Mr. du Pont has served as President of the Longwood Foundation, a private foundation principally supporting charitable organizations, since 2008. He previously served as Senior Vice President, Operations and Chief Financial Officer of drugstore.com from 2007 to 2008. Prior to that time, Mr. du Pont served as President and Chief Financial Officer of Wawa, Inc. Mr. du Pont serves on the boards of WSFS Financial Corporation and Burris Logistics. Mr. du Pont served on the EID board of directors from 2006 until September 2017. In September 2017, Mr. du Pont joined the Specialty Products Advisory Committee and served as an ex-officio member of the DowDuPont Board until June 2019. Mr. du Pont joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

From his experiences as President, Chief Financial Officer and corporate director, Mr. du Pont brings to the Board expertise on corporate governance, accounting, finance, human resources, information technology, investment management, investor relations and procurement. He also brings a unique perspective from his roles leading safety, supply chain and operations.

2022 Proxy Statement	23

Agenda Item 1: Election of Directors

Age: 65 Director Since: 2022 Committees: Environment, Health, Safety & Sustainability; People and Compensation Other Public Boards: 1

Kristina M. Johnson

President, The Ohio State University

Dr. Johnson has served as the President of The Ohio State University since September 2020.
Previously Dr. Johnson served as the chancellor of the State University of New York from September
2017 to August 2020. From January 2014 to September 2017, Dr. Johnson served as the Chief
Executive Officer of Cube Hydro Partners, LLC, a clean energy company, and a joint venture between
Enduring Hydro, a company she founded in January 2011 and I Squared Capital, a private equity firm.
From May 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the U.S.
Department of Energy. Prior to this, Dr. Johnson was Provost and Senior Vice President for Academic
Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of
Engineering at Duke University from 1999 to 2007. Previously, she served as a professor in the
Electrical and Computer Engineering Department, University of Colorado and as director of the
National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at
the University of Colorado, Boulder. Dr. Johnson was inducted into the National Inventors Hall of
Fame in 2015 and she is also a member of the National Academy of Engineering and the National
Academy of Inventors. Dr. Johnson currently serves as director of Cisco Systems, Inc. She previously served as a director of Boston Scientific Corporation until 2017 and The AES Corporation until 2019.
Dr. Johnson joined the DuPont Board of Directors in May 2022.

Skills and Expertise:

Dr. Johnson has an engineering background with expertise in science, technology, business, entrepreneurship, education and government. In addition, she has leadership and management experience, both in an academic context as chancellor, provost and dean of nationally recognized academic institutions and in a corporate context as a board member of public companies.

24

Agenda Item 1: Election of Directors

Age: 58 Director Since: 2019 Committees: Audit; Nomination and Governance Other Public Boards: 1

Luther C. Kissam

Partner, Bernhard Capital Partners Management, LP

Mr. Kissam joined Bernhard Capital Partners Management, LP, as Partner in January 2021. He previously served as Chairman, President and CEO of Albemarle Corporation, a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts, until his retirement in June 2020. Mr. Kissam served as President and Chief Executive Officer of Albemarle from September of 2011 to June 2020. He was elected to the company’s board of directors in 2011 and served as Chairman of the board from 2016 to June 2020, remaining a board member until May 2021. Mr. Kissam joined Albemarle in 2003 as Vice President, General Counsel and Corporate Secretary and served as Senior Vice President, Manufacturing and Law, and Corporate Secretary from January 2008 until his promotion to President in March 2010. Prior to joining Albemarle, Mr. Kissam served as President, General Counsel and Secretary of Merisant company, a manufacturer of artificial sweeteners. Mr. Kissam is a current director of OGE Energy Corp. and also serves as Chairman of the Board of Cirba Solutions, a privately held company. He also serves on the Executive Committee of the Charlotte Sports Foundation. Mr. Kissam joined the Specialty Products Advisory Committee in April 2018 and served as an ex-officio member of the DowDuPont Board from April 2018 to June 2019. Mr. Kissam joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

As the former CEO of a global company, Mr. Kissam has extensive knowledge in the areas of leadership, global business, corporate finance, safety, risk oversight, mergers and acquisitions, management and corporate governance.

Age: 52 Director Since: 2019 Committees: People and Compensation (Chair); Environment, Health, Safety & Sustainability Other Public Boards: None

Frederick M. Lowery

Senior Vice President and President, Customer Channels, Thermo Fisher Scientific Inc.

Mr. Lowery has served as Senior Vice President and President, Customer Channels, of Thermo Fisher Scientific Inc. since January 2021. In January 2022, Mr. Lowery also assumed responsibility for Thermo Fisher’s business in Europe, the Middle East and Africa. Since joining Thermo Fisher in 2005, he has held several senior leadership positions across Thermo Fisher, including previously serving as President, Life Sciences Solutions and Laboratory Products. Prior to his time at Thermo Fisher, Mr. Lowery was with Maytag Corporation from 1999 to 2005 and began his career as an engineer at General Motors Company. Mr. Lowery is a member of the Board of Trustees for Boston Medical Center. He is also on the Board of Trustees for both Tennessee Tech and its Foundation. Mr. Lowery joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

With his engineering and science backgrounds, Mr. Lowery brings science and technology perspective combined with senior management capabilities to the Board. Mr. Lowery has a wealth of global experience and has developed operating teams, launched innovative new products and acquired businesses. Additionally, he brings significant manufacturing and global supply chain knowledge and experience.

2022 Proxy Statement	25

Agenda Item 1: Election of Directors

Age: 73 Director Since: 2019 Committees: People and Compensation; Environment, Health, Safety & Sustainability Other Public Boards: None

Raymond J. Milchovich

Former Chief Executive Officer, National Technical Systems

Mr. Milchovich served as the CEO and Lead Director of National Technical Systems (NTS) from May 2020 to the end of 2022. He joined the NTS Board of Directors in 2013 and served as the Executive Chairman from July of 2018 to May 2020. Previously, Mr. Milchovich served as Chief Executive Officer from 2001 to 2010 and Non-Executive Chairman of the Board and Consultant from 2010 to November 2011 of Foster Wheeler AG, a company that engineered and constructed facilities for oil and gas, liquid natural gas, refining, chemical, pharmaceutical and power industries. He also served as a director of Nucor Corporation from 2002 to 2007 and 2012 to May 2017 and Lead Director from September 2013 to February 2017. Mr. Milchovich has served on the Executive Board of Aurora Capital Group since 2016. Mr. Milchovich served as a director of TDCC from 2015 until the effective date of the DWDP Merger when he became a director of DowDuPont. Mr. Milchovich resigned from the DowDuPont board of directors as of June 30, 2018, at which time he joined the Specialty Products Advisory Committee and then served as an ex-officio member of the DowDuPont Board. Mr. Milchovich joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

Mr. Milchovich brings global business and leadership experience as the former Chief Executive Officer and Lead Director of NTS, former Lead Director of Nucor Corporation and former Chief Executive Officer of Foster Wheeler AG. He also possesses finance and accounting expertise including experience with, and direct involvement in and supervision of, the preparation of financial statements and risk management. His additional public company board experience provides additional corporate governance and compensation experience and financial expertise.

Age: 59 Director Since: 2021 Committees: Nomination and Governance; People and Compensation Other Public Boards: None

Deanna M. Mulligan

Chief Executive Officer, Purposeful

Ms. Mulligan has served as Chief Executive Officer of Purposeful, an advisory firm, since January 2021. Previously, Ms. Mulligan served as CEO of The Guardian Life Insurance Company of America, a mutual life insurance company (Guardian), from 2019 to October 2020, as President and Chief Executive Officer of Guardian from 2011 to 2019 and as President and Chief Operating Officer of Guardian in 2010. She also served as a member of Guardian’s Board of Directors from 2011 until her retirement at year-end 2020 and as its Board Chair from October 2020 until her retirement date. Ms. Mulligan joined Guardian in 2008 as the Executive Vice President, Individual Life and Disability. Prior to joining Guardian in 2008, Ms. Mulligan founded DMM Management Solutions LLC where she served as President from 2007 to 2008. Previously, she held several other management positions at McKinsey & Company, AXA Financial, Inc. and New York Life Insurance Company. Ms. Mulligan currently serves as a director of The Vanguard Group, Inc., Trustee of the Vanguard Funds, Trustee of New York Presbyterian Hospital, Director of Chief Executives for Corporate Purpose, and Director of Partnership for New York City. She previously served as a director of ARCH Capital Group from 2013 to 2016. Ms. Mulligan joined the DuPont Board of Directors in April 2021.

Skills and Expertise:

Ms. Mulligan possesses deep executive management and leadership, finance, investment, risk management and corporate governance experience as former Board Chair, Director, Chief Executive Officer and President of Guardian and based on her numerous present and former board positions.

26

Agenda Item 1: Election of Directors

Age: 51 Director Since: 2019 Committees: Audit (Chair); Environment, Health, Safety & Sustainability Other Public Boards: 1

Steven M. Sterin

Senior Advisor, McKinsey & Company

Mr. Sterin has served as a Senior Advisor to McKinsey & Company since April 2023 and previously served in this role from June 2019 to August 2021. Mr. Sterin was the co-founder and president of G&S Energy Holdings, LLC from its inception in August 2021 until December 2022. G&S Energy is an independent energy company focused on the acquisition, safe operation and optimization of downstream and renewable energy assets in the U.S. Mr. Sterin served as Executive Vice President and Chief Financial Officer of Andeavor from 2014 until the merger of Andeavor with Marathon Petroleum Company in October 2018. He also served as President, Chief Financial Officer and a member of the board of directors for Andeavor Logistics GP, LLC from 2014 to 2018. From 2007 to 2014, Mr. Sterin was the Senior Vice President and Chief Financial Officer of Celanese Corporation, a global technology and specialty material company. He previously served as Corporate Controller and Principal Accounting Officer of Celanese. Mr. Sterin also spent six years with Reichhold, Inc., a global chemical company, in a variety of financial positions, including director of tax and treasury in the Netherlands, Global Treasurer and Vice President of Finance. Mr. Sterin’s career started with Price Waterhouse. Mr. Sterin has served on the board of directors of Kosmos Energy since July 2019. Mr. Sterin joined the Specialty Products Advisory Committee in December 2017 and served as an ex-officio member of the DowDuPont Board until June 2019. Mr. Sterin joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

Mr. Sterin has over 10 years of large public company CFO experience and has led financial functions including investor relations, business planning and analysis, capital markets and treasury, accounting and controlling, customer credit, internal audit, enterprise risk management, and tax. Mr. Sterin also has vast industry experience as well as experience with information technology and cyber security services.

AGENDA ITEM 1: ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR all 12 director nominees.

2022 Proxy Statement	27

Agenda Item 1: Election of Directors

Director Compensation

We compare our non-employee director compensation programs, designs and compensation elements to the same peer group used for executive compensation, as described in the “Peer Group and Benchmarking” section of the Compensation Discussion & Analysis. We target the median compensation of the peer group for all director compensation elements. The following tables provide information concerning the compensation provided to our non-employee directors in 2022. For a description of compensation paid to Mr. Breen, Executive Chairman and Chief Executive Officer, see the Compensation Discussion & Analysis and Executive Compensation sections in this Proxy Statement.

Non-Employee Directors’ Fees

In April 2022, based on the recommendation of the People and Compensation Committee after its consideration of a director compensation study prepared by FW Cook, the Board approved a $15,000 increase to the annual cash retainer provided to each non-employee director. 2022 directors’ fees, as stated below, are paid only to directors who are not our employees. An overview of the 2022 compensation elements for non-employee directors is below.

Compensation Element		($)

Cash Retainer		130,000

Equity Retainer		170,000

Total Retainer		300,000

Annual Committee Chair Fees	Audit	35,000
	Compensation	25,000
	All Other Committees	20,000

Lead Director Fees		50,000

The annual cash retainer for non-employee directors is paid in quarterly installments. For new non-employee directors who are initially appointed to the Board on a date other than the date of the annual meeting, the cash retainer is pro-rated beginning with the month the director attends their first Board meeting.

The annual equity retainer for non-employee directors is typically awarded on the date of our annual meeting. For new non-employee directors who are initially appointed to the Board on a date other than the date of the annual meeting, the annual equity retainer is pro-rated based upon the number of months from the time the director attends their first Board meeting until the anniversary of the prior year’s annual meeting of stockholders. The Committee has discretion to adjust the proration methodology in the event the date of the next annual meeting is more than 30 days before or after the anniversary of the prior year’s annual meeting.

28

Agenda Item 1: Election of Directors

Director Compensation for 2022

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	All Other Compensation ($)(c)	Total ($)

Amy Brady	122,745	228,612	300	351,656

Ruby Chandy	142,745	228,612	300	371,656

Frank Clyburn (d)	19,444	—	25	19,469

Terrence Curtin	122,745	228,612	300	351,656

Alexander M. Cutler	192,745	228,612	20,154	441,510

Eleuthere I. du Pont	122,745	228,612	14,475	365,831

Kristina M. Johnson	67,120	228,612	200	295,931

Luther C. Kissam IV	122,745	228,612	300	351,656

Fred Lowery (e)	147,745	228,612	300	376,656

Raymond J. Milchovich	122,745	228,612	300	351,656

Deanna M. Mulligan	122,745	228,612	300	351,656

Steven M. Sterin	157,745	228,612	300	386,656

(a)	In addition to the annual retainer, the amount in this column includes lead director and committee chair fees.
(b)

The full grant date fair value of Restricted Stock Units granted on May 26, 2022 is based on $67.37 per share with a total value of $170,042 for all non-employee directors and the full grant date fair value of the common stock awarded on August 4, 2022 is based on $58.57 per share for a total value of $58,570 for all non-employee directors, in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(c)	Includes DuPont-paid accidental death and disability insurance premiums and accruals made in 2022 for non-employee directors under EID’s discontinued directors’ charitable gift plan.
(d)	Mr. Clyburn retired from the Board effective January 20, 2022.
(e)	Mr. Lowery became the Chair of the People and Compensation Committee in January 2022 upon Mr. Clyburn’s retirement from the Board.

Outstanding equity awards for individual directors are noted below:

Name	Outstanding Stock Awards at December 31, 2022

Amy Brady	10,099

Ruby Chandy	11,853

Terrence Curtin	10,866

Alexander M. Cutler	18,952

Eleuthere I. du Pont	18,952

Kristina M. Johnson	2,565

Luther C. Kissam IV	11,853

Fred Lowery	10,866

Raymond J. Milchovich	10,866

Deanna M. Mulligan	5,036

Steven M. Sterin	12,227

Non-Employee Directors’ Stock Ownership Guidelines

Equity, in the form of Restricted Stock, RSUs or Deferred Stock, is a key component of director compensation. Directors are generally required to hold all equity awards until retirement.

2022 Proxy Statement	29

Agenda Item 1: Election of Directors

Non-Employee Directors’ Stock Grant

In May 2022, all non-employee directors received a grant of 2,524 Restricted Stock Units (“RSUs”), with provisions limiting transfer until retirement or termination of service to the Company.

Non-Employee Directors’ Initial Stock Grant

In order to ensure direct ownership of the Company’s common stock by all directors, during 2022 the Board adopted a policy to award each newly appointed non-employee director a one-time grant of 1,000 shares of the Company’s common stock when they join the Board. These shares must be held until retirement or termination of service to the Company, subject to an exception to allow for the sale of up to 45% of the shares underlying the award to cover income taxes related to the award. Each of the current non-employee directors received a one-time grant of 1,000 shares on August 4, 2022 to align their compensation package with that of future non-employee directors.

Non-Employee Directors’ Deferred Compensation Plan

Non-employee directors may choose, prior to the beginning of each year, to have all or part of their fees credited to deferred compensation accounts.

A director may defer all or part of the Board retainer and Committee Chair fees in cash or stock units until retirement as a director or until a specified year after retirement. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. As part of the retention requirements, stock units will be held until retirement. However, a director may defer payments beyond retirement.

Business Travel Accident Insurance for Non-Employee Directors

DuPont maintains a rider on its Business Travel Accident insurance policies covering each non-employee director, which will cover accidental death and dismemberment if the director is traveling on DuPont business.

Directors’ Charitable Gift Plan

In October 2008, EID discontinued its legacy charitable gift plan with respect to future directors. After the death of a director, EID donated five consecutive annual installments of up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by EID.

A director was fully vested in the plan after five years of service as a director or upon death or disability. Each of Messrs. Cutler and du Pont, who served as directors of EID, participate in the plan and we have assumed the obligations of EID under the plan with respect to these directors. The plan is unfunded. We do not purchase insurance policies to satisfy the obligations under the plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax-deductible donations accrue solely to the benefit of DuPont.

Equity Compensation Plan Information

The tables below show the Equity Compensation Plan Information as of December 31, 2022.

	(1)	(2)	(3)

Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))

Equity Compensation Plans Approved by Security Holders	6,342,816	71.27	16,903,411

30

Executive Officers

The following table provides information regarding our executive officers as of the date hereof:

Name	Age	Position

Edward D. Breen	67	Executive Chairman and Chief Executive Officer

Lori D. Koch	48	Executive Vice President and Chief Financial Officer

Christopher Raia	53	Senior Vice President and Chief Human Resources Officer

Erik T. Hoover	49	Senior Vice President and General Counsel

Steve Larrabee	61	Senior Vice President and Chief Information Officer

Raj Ratnakar	55	Senior Vice President and Chief Strategy Officer

Jon Kemp	47	President, Electronics & Industrial

Leland Weaver	42	President, Water & Protection

Edward D. Breen has served as our Chief Executive Officer since February 2020 and has been Executive Chairman of our Board since 2019. Mr. Breen’s biographical details are contained under “Agenda Item 1: Election of Directors”.

Lori D. Koch has served as our Executive Vice President and Chief Financial Officer since February 2020. Prior to that Ms. Koch served as the Company’s Vice President, Investor Relations and Corporate Financial Planning & Analysis since June 2019. Ms. Koch previously served as the Director of Investor Relations of EID from July 2016 to May 2019; Global Finance Director of EID’s Performance Materials business from November 2015 to July 2016; and the Global Finance Manager for various EID businesses from April 2008 to November 2015. Ms. Koch currently serves as a director of Actylis (formerly Aceto Corporation), a leading global virtual manufacturer of life sciences materials and technology. Ms. Koch holds an M.S. in Accounting from Babson College and a B.S. in Finance and International Business from Pennsylvania State University.

Christopher Raia has served as our Senior Vice President and Chief Human Resources Officer since March 2021. He had served as our Vice President and Interim Chief Human Resources Officer from December 2020 to March 2021. Previously, he served as Vice President Organization Effectiveness. Prior to joining DuPont in February 2019, Mr. Raia served as Senior Vice President Talent and Organization Effectiveness at Newell Brands from 2016 to 2018 and at Citizens Bank from 2014 to 2016. Prior to 2014, he worked with large corporate clients through his HR consulting practice, Provation LLC. Mr. Raia holds a M.A. in Organizational Psychology from Columbia University, and a B.S. with University Honors in Psychology from Brigham Young University.

Erik T. Hoover has served as our Senior Vice President and General Counsel since June 2019. From June 2019 to October 2019, he also served as Corporate Secretary. In his previous role as General Counsel for the Specialty Products Division of DowDuPont, Mr. Hoover oversaw all legal matters for that division. From 2017 to 2019, he also served as Assistant Corporate Secretary for DowDuPont and Chief Compliance Officer for EID. Prior to the DWDP Merger in 2017, Mr. Hoover was Secretary and Associate General Counsel for EID. Before joining EID, he was an associate at Blank Rome LLP in Philadelphia. Mr. Hoover earned a B.S. in accounting from Lehigh University and a J.D. degree from Rutgers School of Law at Camden.

Steve Larrabee has served as our Senior Vice President and Chief Information Officer since June 2019. Prior to that role, Mr. Larrabee served as Chief Information Officer for the Specialty Products Division of DowDuPont from June 2017 to June 2019. From March 2016 to May 2017, Mr. Larrabee consulted through At Last Business Solutions. Mr. Larrabee held the role of CIO for Mars, Incorporated from 2009, extending it in 2011 to become the President, Mars Global Services until 2016. Mr. Larrabee earned an MBA from Seton Hall University and a B.S. in Computer Science & Applied Mathematics from the State University of New York at Albany.

2023 Proxy Statement	31

Executive Officers

Raj Ratnakar has served as our Senior Vice President and Chief Strategy Officer since June 2019. Mr. Ratnakar joined DuPont in May 2019. Prior to joining DuPont, Mr. Ratnakar served as Chief Strategy Officer for Fortive, a publicly traded spin-off of Danaher, from 2015 to June 2019. Mr. Ratnakar’s previous experience also includes senior strategy roles at both Danaher and TE Connectivity and as a consultant with McKinsey. He holds an M.B.A. from The Wharton School, University of Pennsylvania and an M.S. in Mechanical Engineering from the University of Maryland.

Jon Kemp has served as President, Electronics & Industrial since August 2019. Previously he served as Head of Strategy for the Specialty Products Division of DowDuPont from October 2017 to June 2019. Mr. Kemp served as President, DuPont Electronics & Communications from 2015 through 2017. Prior to that, Mr. Kemp held various roles at EID. Prior to joining EID, he was an economist and business development manager for the Utah Department of Community and Economic Development. Mr. Kemp earned a B.A. in economics from the University of Utah and a M.B.A. from the Darden School of Business at the University of Virginia.

Leland Weaver has served as President, Water & Protection since September 2021. Prior to this role, Mr. Weaver served as Vice President, Investor Relations. Mr. Weaver joined DuPont in 2003 as an engineer and subsequently held leadership positions with increasing responsibility spanning manufacturing, strategy, marketing and sales, and finance across multiple businesses. Mr. Weaver earned a Bachelor of Science in chemical engineering from the University of Alabama and an MBA from the Wharton School at the University of Pennsylvania.

32

Beneficial Ownership of Company Stock

The following table presents the beneficial ownership of DuPont’s Common Stock as of March 14, 2023, except as noted, for (i) each director and director nominee of the Company, (ii) each of DuPont’s current named executive officers, (iii) all directors and executive officers as a group, and (iv) each person beneficially owning more than 5% of the outstanding shares of DuPont’s Common Stock. As of March 14, 2023, there were 459,014,315 shares of DuPont’s Common Stock outstanding.

Name	Current Shares Beneficially Owned(a)		Rights to Acquire Beneficial Ownership of Shares(b)	Total	Percent of Shares Beneficially Owned(c)

Amy G. Brady	674		10,099	10,773	*

Edward D. Breen	410,283	(d)	710,458	1,120,741	*

Ruby R. Chandy	1,000		11,853	12,853	*

Terrence R. Curtin	8,500		17,043	25,543	*

Alexander M. Cutler	3,137		53,607	56,744	*

Eleuthère I. du Pont	1,920		27,571	29,491	*

Erik T. Hoover	34,923		106,084	141,007	*

Kristina M. Johnson	550		2,565	3,115	*

Jon Kemp	75,268		147,388	222,656	*

Luther C. Kissam	6,000		11,853	17,853	*

Lori Koch	46,971		124,988	171,959	*

Frederick M. Lowery	1,000		18,430	19,430	*

Raymond J. Milchovich	6,933		10,866	17,799	*

Deanna M. Mulligan	1,000		8,367	9,367	*

Steven M. Sterin	1,000		12,227	13,227	*

Leland Weaver	17,501		31,314	48,815	*

All Directors and Executive Officers as a Group (19 persons)	686,294		1,622,598	2,308,892	*

Certain Other Owners:

The Vanguard Group	41,097,386	(e)			8.95%

BlackRock, Inc.	34,048,779	(f)			7.42%

(a)

Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have or share voting and investment power over the indicated number of shares. This column also includes all shares held in a trust over which the person has or shares voting or investment power and shares held in trust for the benefit of the named party in the DuPont Retirement Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)	This column includes any shares that the person could acquire through May 13, 2023.
(c)	The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of March 14, 2023.
(d)	Includes shares held by GRATs in which Mr. Breen does not serve as trustee but has a right to designate a successor trustee.
(e)

Based on an Amendment No. 5 to Schedule 13G filed by The Vanguard Group on February 9, 2023 with the SEC reporting beneficial ownership as of December 31, 2022. The Vanguard Group has sole voting power over 0 shares, shared voting power over 697,289 shares, sole dispositive power over 39,059,306 shares and shared dispositive power over 2,038,080 shares. The Vanguard Group’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(f)

Based on Amendment No. 3 to Schedule 13G filed by BlackRock, Inc. on February 7, 2023 with the SEC reporting beneficial ownership as of December 31, 2022. BlackRock, Inc. has sole voting power over 30,192,775 shares, shared voting power over 0 shares, sole dispositive power over 34,048,779 shares and shared dispositive power over 0 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.

*	Less than 1% of the total shares of DuPont common stock outstanding.

2022 Proxy Statement	33

Compensation Discussion

& Analysis

In the Compensation Discussion and Analysis, the details of the executive compensation programs applicable to the Named Executive Officers are described.

CD&A Table of Contents

Frequently Used Acronyms

CD&A – Compensation Discussion & Analysis

CEO – Chief Executive Officer

CFO – Chief Financial Officer

EPS – Earnings Per Share

U.S. GAAP or GAAP – Generally Accepted Accounting Principles in the United States of America

IRC – U.S. Internal Revenue Code, as amended

LTI – Long-Term Incentive

NEO – Named Executive Officer

PEO – Principal Executive Officer

PSU – Performance Share Unit

RSU – Restricted Stock Unit

SEC – U.S. Securities & Exchange Commission

SO – Non-Qualified Stock Option

STIP – Short-Term Incentive Program

TSR – Total Shareholder Return

Significant Items – Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with acquisition, integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

34

Compensation Discussion & Analysis

Executive Summary

We successfully navigated a challenging 2022 despite significant inflation, global supply chain constraints, geopolitical tensions, dynamic global currencies and an ongoing global pandemic. For 2022, we delivered a four percent increase in net sales driven by strong organic sales growth which was partially offset by currency headwinds and portfolio impact. Our results reflect the quality of our portfolio and our ability to navigate a challenging global macro environment. During 2022, we also completed key steps to further transform our portfolio and advance our strategy as a premier multi-industrial company.

These key steps to transform our portfolio included the announcement on February 18, 2022 that we had entered into a definitive agreement to divest a majority of M&M to Celanese. We closed the M&M Divestiture on November 1, 2022. The Delrin® Divestiture remains subject to entry into a definitive agreement, as well as required regulatory approvals and other customary closing conditions. The M&M Divestitures represent a strategic shift with a related major impact on our operations. As of March 31, 2022, the results of the M&M Divestitures were reclassified as discontinued operations for all periods presented in our financial statements.

The M&M Divestiture allowed us to deploy more than $7.5 billion of capital during 2022 through share repurchases, dividends and debt paydown. These actions permit us to move forward with a stronger balance sheet and increased financial flexibility.

With the completion of the M&M Divestiture, as well as the disposition of the businesses that were included in our historic Non-core segment and the divestiture on February 1, 2021 of our historic Nutrition & Biosciences segment to International Flavors & Fragrances Inc. (the “N&B Transaction”) our portfolio transformation is largely complete. We remain focused on value creation by strengthening our position within our five key growth pillars of electronics, water, protection, industrial technologies and next generation automotive through continued investment and innovation.

Throughout 2022 we also continued to advance progress on our 2030 Sustainability Goals by expanding customer insights to help clearly define our sustainable innovation strategy, completing project milestones to deliver on greenhouse gas reduction commitments, and improving the diversity, equity and inclusion dimension score on our employee engagement survey. We also increased our commitments on climate by agreeing to set science-based targets to reduce greenhouse gas emissions in line with the Science Based Targets initiative.

The 2022 compensation of our NEOs appropriately reflects and rewards their significant contributions to our performance. This CD&A explains the guiding principles and practices upon which our executive compensation program is based, and the compensation paid to our NEOs.

2023 Proxy Statement	35

Compensation Discussion & Analysis

Named Executive Officers

This CD&A discusses the compensation of the 2022 DuPont NEOs listed in the table below:

Named Executive Officer	Title

Edward D. Breen	Executive Chairman and Chief Executive Officer

Lori D. Koch	Executive Vice President and Chief Financial Officer

Erik T. Hoover	Senior Vice President, General Counsel

Jon Kemp	President, Electronics & Industrial

Leland Weaver	President, Water & Protection

2022 Executive Compensation Highlights

Our executive compensation programs use a balanced portfolio of measures to drive short and long-term objectives aligned with the Company strategy and stockholder interests. The People and Compensation Committee, or, for purposes of this CD&A and the related Compensation Tables and Narratives, the “Committee,” annually reviews our executive compensation programs and makes decisions or changes as appropriate. In making decisions, the Committee considers several factors including stockholder interests, financial goals, business performance, strategic priorities and market practices. The Committee’s decisions are also informed by input from stockholders, its independent compensation consultant and management.

Listed below are highlights of 2022 executive compensation actions taken:

STIP

•

As in prior years, Corporate Adjusted EPS, Segment Organic Revenue, and Segment Operating EBITDA remained performance metrics. For 2022, Segment Adjusted Free Cash Flow replaced Net Working Capital Turn as a performance metric to increase business focus on all drivers of cash while prioritizing management of working capital levels and capital expenditures.

•

Overall 2022 performance results were lower than the performance metric targets established in February 2022 yielding below target payouts. This was due, in large part, to growing challenges in the global macro environment coupled with underperformance in Segment Adjusted Free Cash Flow. STIP payouts for the Business Segment Presidents varied based on the performance of their respective individual Business Segments.

•

A Sustainability Modifier remained part of the STIP design to ensure continued focus on progress toward our 2030 Sustainability Goals. The purpose of the modifier is to enhance or curtail STIP awards by up to 10% if there is extraordinary or limited progress achieved. When we meet our overall expected progress goal, no modifier is applied. Based on a holistic review of the 2022 performance, the Committee determined that overall progress was generally consistent with expectations and no modifier was applied.

•	Reinforcing our pay for performance philosophy, a reallocation feature was added to allow for the Committee to reduce payout factors to provide increased payouts to top performers.

LTI

•	The 2022 LTI program for executives continued to be delivered through a mix of PSUs (weighted at 60%), Stock Options (weighted at 20%) and RSUs (weighted at 20%).

•

Adjusted ROIC and Adjusted Corporate Net Income remained the primary PSU metrics. The PSU design also continued to include a Relative Total Shareholder Return modifier based on the performance relative to the S&P 500.

•

The Committee approved a payout factor of 124.28% for the 2020 PSU which had a three-year performance period that ended December 31, 2022. The 2020 PSU was granted to executive officers and other key leaders as part of their annual LTI award in 2020.

36

Compensation Discussion & Analysis

CEO Actions

•

In February 2023, we entered into a letter agreement with Mr. Breen pursuant to which he will continue employment as Chief Executive Officer of the Company on an at-will basis following the expiration of the term of his existing employment agreement.

•

On December 31, 2022, Mr. Breen became entitled to a $10 million retention payment pursuant to the terms of his existing employment agreement. This retention payment was previously disclosed along with the terms of his existing employment agreement and is reflected in the Summary Compensation table for 2022. For a description of the new letter agreement and the terms of Mr. Breen’s existing employment agreement, see “E. Breen Employment Agreement” under “Executive Compensation” below.

Program Philosophy and Objectives

Our executive compensation philosophy and practices reflect a commitment to paying for performance — both short-term and long-term. Our executive compensation programs are designed to attract, retain, motivate and reward talented and experienced executives to successfully manage the business, execute our strategy and drive stockholder value.

Within this philosophy, the key objectives are to:

–	Establish a strong link between pay and performance.

–	Align the financial interest of executives with stockholders, particularly over the longer term.

–	Reinforce business strategies and drive sustained stockholder value.

2023 Proxy Statement	37

Compensation Discussion & Analysis

Executive Compensation Governance Practices

Compensation of our executive officers, including the NEOs, is overseen by the Committee (or, in the case of Mr. Breen, by the Committee and the independent members of the Board). The Board and the Committee were assisted in performance of their oversight duties by an independent compensation consultant.

The following table summarizes key governance elements related to the executive compensation programs in which the executive officers participate:

What We Do	What We Don’t Do

Maintain a pay mix that is heavily performance-based	Provide single-trigger change in control agreements or excise tax gross ups
Actively engage with stockholders	Grant options below market value, extend original option term, reprice, reload or exchange underwater options without stockholder approval
Align executive compensation outcomes with company and individual performance
Annually assess peer group composition and competitive compensation practices	Permit hedging or pledging of the Company’s securities
Liberal share counting
Seek annual stockholder advisory approval of executive compensation
Maintain strong stock ownership requirements of six times base salary for the CEO and three times base salary for the other executive officers	Guaranteed annual salary increases or bonuses
Provide minimum payouts under the LTI Plan
Conduct an annual executive talent review and discussion on succession planning	Provide uncapped short-and long-term incentive payouts
Excessive perks
Maintain an incentive clawback policy covering both cash and equity

Review executive compensation statements (“tally sheets”)

Conduct annual compensation risk assessments

38

Compensation Discussion & Analysis

Components of Executive Compensation and Benefits

Our executive compensation program is primarily performance-based. The following chart summarizes the principal components of our executive compensation program and the drivers of each element.

Pay Component	Role	Determination Factors

Salary	Fixed cash compensation that provides a reliable source of income.	• Competitive positioning against benchmark data for similar roles, individual performance, experience, and potential.

Short-Term Incentive Program	Cash incentive compensation that rewards for both the achievement of annual financial and operational goals as well as individual performance. Range: 0%—200%	One-year performance period
• Corporate Adjusted EPS (50%) • Segment Organic Revenue (20%) • Segment Operating EBITDA (15%) • Segment Adjusted Free Cash Flow (15%) • Sustainability (Modifier)

Long-Term Incentives

A combination of vehicles delivering long-term equity-based compensation that enhances retention, increases stock ownership and aligns interests of executives and stockholders.

Performance Share Units (60%)

Rewards executives for achieving multi-year financial priorities.

Granted at the beginning of a three-year performance period with units earned based on performance achievement over the three-year period.

Three-year performance period
• Adjusted ROIC (50%) • Adjusted Corporate Net Income (50%) • Relative TSR (Modifier)

Range: 0%—200%

Stock Options (20%)	Incentivizes executives through stock price appreciation. Vested options remain exercisable for 10 years from the date of grant.	Three-year incremental vesting
• Stock price

Restricted Stock Units (20%)	Supports executive retention and stock ownership.	Three-year incremental vesting
• Stock price

Benefits and Perquisites

Minimal perquisites are provided where reasonable to attract key executive talent.

Competitive benefit programs offered to support the health and well-being of employees and their families. Executives are offered the same programs as other salaried employees.

• Competitive market practice for similar roles.

2023 Proxy Statement	39

Compensation Discussion & Analysis

2022 NEO Target Total Direct Compensation Summary

At the beginning of 2022, the Committee evaluated target total direct compensation – consisting of base salary, target short-term incentive opportunity and target long-term incentive award value for each NEO. As part of this annual evaluation, the Committee considered the NEO’s scope of responsibility, experience, performance, results and potential. The Committee also considered the need to retain talent, business conditions, and the competitive compensation levels for comparable positions benchmarked against the Company’s peer group and general industry information.

Name	2022 Base Salary ($)	2022 Target Short-Term Incentive ($)	2022 Target Long-Term Incentive ($)	Target Total Direct Compensation ($)

Edward D. Breen	1,000,000	1,500,000	12,500,000	15,000,000

Lori D. Koch	750,000	750,000	3,000,000	4,500,000

Erik T. Hoover	625,000	625,000	1,500,000	2,750,000

Jon Kemp	650,000	650,000	1,750,000	3,050,000

Leland Weaver	550,000	550,000	1,500,000	2,600,000

2022 Target Compensation for CEO

2022 Average Target Compensation for Other NEOs

40

Compensation Discussion & Analysis

2022 Executive Compensation Decisions

Base Salary

The Committee annually reviews the base salaries of our NEOs to determine if any adjustment is warranted. Salaries are adjusted if the Committee believes there is a need after a review of benchmarking data for similar roles, individual performance, and competitive positioning.

In February 2022, the Committee approved an increase to base salaries for Ms. Koch and Messrs. Hoover and Kemp.

Base salaries for the NEOs as of December 31, 2022 are shown in the table below.

Name	2022 Base Salary ($)

Edward D. Breen	1,000,000

Lori D. Koch	750,000

Erik T. Hoover	625,000

Jon Kemp	650,000

Leland Weaver	550,000

Short-Term Incentive Compensation

The STIP is designed to reward executives for the achievement of annual financial and operational performance goals and is a key component of our overall compensation program. Each year the Committee reviews the target short-term incentive award opportunities (which are expressed as a percentage of annual base salary) for NEOs as part of its annual executive compensation review. No NEO received an increase as percentage of salary in 2022.

Short-term incentive opportunities for the NEOs as of December 31, 2022 are shown in the table below.

Name	2022 Target STIP (%)	2022 Target STIP ($)

Edward D. Breen	150%	1,500,000

Lori D. Koch	100%	750,000

Erik T. Hoover	100%	625,000

Jon Kemp	100%	650,000

Leland Weaver	100%	550,000

2023 Proxy Statement	41

Compensation Discussion & Analysis

Financial Metrics and Performance Results

The 2022 STIP design and performance targets were approved by the Committee in February 2022. Business Segment performance remains a key part of the overall STIP design for Business Segment Presidents to align short-term incentives with the results of their respective businesses. Segment Adjusted Free Cash Flow replaced Net Working Capital Turn (which was a performance metric in the 2021 STIP) within the Business Segment metrics, ensuring business focus on all drivers of cash while prioritizing management of working capital levels and capital expenditures. STIP Payouts for Corporate Aligned NEOs are calculated based on the sum of the Business Segment metrics results for Electronics & Industrial and Water & Protection (“Sum of Business Segments”).

Key Metrics

Corporate Adjusted EPS*

Earnings per common share from continuing operations-diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense associated with intangibles and the after-tax impact of non-operating pension / OPEB benefits / charges. The Biomaterials business is excluded.

Segment Organic Revenue*

Net sales excluding Corporate, adjusted for the change in currency from 2022 budget forecast and the change in portfolio from 2022 budget forecast.

Segment Operating EBITDA*

Earnings (“Income (loss) from continuing operations before income taxes”) before interest, depreciation, amortization, non-operating pension/OPEB benefits/charges and foreign exchange gains/losses, adjusted for significant items.

Segment Adjusted Free Cash Flow*

Cash provided by/(used for) operating activities less capital expenditures, excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of our business nor reflect our underlying business liquidity adjusted to exclude the results of our Corporate & Other segment.

*  See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures.

	Metric	Weighting
Corporate	Corporate Adjusted EPS	50%
	Segment Organic Revenue	20%
Business Segment	Segment Operating EBITDA	15%
	Segment Adjusted Free Cash Flow	15%

The Committee approved challenging incentive plan targets for 2022 taking into consideration the complex macroeconomic environment and external expectations. The Committee also reviewed the alignment of payout opportunities and strong financial results at threshold, target, and maximum performance goal levels. The maximum payout was capped at 200%.

Short-term incentive targets were set prior to entry into the definitive agreement for the M&M Divestiture as well as the reclassification of the M&M Divestitures as discontinued operations. The Committee adjusted the approved Corporate Adjusted EPS Target of $5.17 to $3.62 to align with continuing operations. Following closing of the M&M Divestiture, the Committee determined it was appropriate to remove the positive impact of the proceeds from the Corporate Adjusted EPS result as they were not contemplated as part of the pre-established target. As a result, the performance of the Corporate Adjusted EPS metric was reduced by eleven cents to $3.30.

42

Compensation Discussion & Analysis

The tables below reflect actual 2022 performance relative to the corresponding 2022 STIP performance targets inclusive of the adjustments to Corporate Adjusted EPS:

						Weighted Payout Results

Performance Metric & Weighting		Below Threshold	Threshold	Target	Maximum	Corporate Aligned	Electronics & Industrial	Water & Protection

	% of Payout	0%	50%	100%	200%
Corporate Adjusted EPS[1] 50%			3.08	3.62	4.16

		| Actual: 3.30				35.25%	35.25%	35.25%

Segment Organic Revenue[1,2] 20%	Sum of Business Segments		11,009	12,232	13,455

		| Actual: 12,171				19.50%
	Electronics & Industrial		5,525	6,139	6,753

		| Actual: 6,044					18.44%
	Water & Protection		5,484	6,093	6,702

		| Actual: 6,127						21.10%

Segment Operating EBITDA[1,2] 15%	Sum of Business Segments		2,814	3,518	4,046

		| Actual: 3,244				12.09%
	Electronics & Industrial		1,582	1,978	2,275

		| Actual: 1,819					11.99%
	Water & Protection		1,232	1,540	1,771

		| Actual: 1,425						12.21%

Segment Adjusted Free Cash Flow[1,2] 15%	Sum of Business Segments		1,855	2,319	2,783

		| Actual: 1,762				0.0%
	Electronics & Industrial		1,065	1,331	1,597

		| Actual: 1,119					9.03%
	Water & Protection		790	988	1,186

		| Actual: 643						0.0%

			Overall Payout Result			66.9%	74.7%	68.6%

[1]

Threshold, target, maximum, and actual values expressed in U.S. Dollars. See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures.

[2]	Dollars in millions

Overall payout results were reduced through use of the reallocation feature allowing for increased awards for top performers. See “Reallocation”.

2023 Proxy Statement	43

Compensation Discussion & Analysis

Sustainability Modifier

A discretionary Sustainability Modifier remained part of the 2022 STIP design to ensure continued focus on progress toward our 2030 Sustainability Goals. The Committee believes that linking incentive compensation to our sustainability journey demonstrates our strong commitment toward advancing our goals. Extraordinary progress in a target focus area could result in up to a 10% increase to incentive payouts while limited progress in these areas could result in up to a 10% decrease in incentive payouts. The Committee would not apply a modifier if expected progress was achieved.

For 2022, the Company established enterprise-wide goals aligned to three sustainability pillars. While the Company is committed to progress against all goals in the sustainability pillars, the 2022 Sustainability Modifier focused on delivering against specific goals within each pillar. The chart below provides a summary of 2022 objectives and progress, with areas of extraordinary progress shown in bold:

Pillar	2022 Objective	2022 Progress
Innovate Now Create sustainable innovations to help society thrive and address its most pressing challenges.

Delivering Solutions for Global Challenges:

•   Define sustainability strategies for the New and Renew segments of each business portfolio at the line of business level.

•   Expand customer and value chain insights with focus on value creation by innovation.

•   Advanced market insight and sustainable innovation growth strategies for our innovation platforms and businesses based on expanded engagement with our strategic customers.

•   Delivered product innovations in each of our eight innovation platforms with positive sustainability impact.

•   Received nine Edison and R&D 100 awards for innovation excellence. Eight of the nine innovations provided strong sustainability benefits enabling our customers to make progress on their sustainability goals.

Protect Now Operate sustainably by delivering world-class, end-to-end performance in safety, resource efficiency and environmental protection.	Acting on Climate: • Refine and execute climate strategy for 2022-2025. • Define climate strategy for 2025-2030.

•   Delivered on W&P Styrofoam 2022 Green House Gas reductions by completing 2022 project milestones for blowing agent conversions.

•   Climate strategies completed by all lines of business and adjustments made to align to Science Based Target Initiative (“SBTi”) Near Term Target criteria and 1.5C.

•   Worked with SBTi to determine Green House Gas (“GHG”) emissions reduction targets for Scope 1 (direct GHG emissions) and 2 (indirect GHG emissions from purchased energy) emissions as well as developing a Scope 3 (indirect GHG emissions from value chain) GHG emissions reduction target aligned with the Paris agreement which sets the goal of limiting global warming to 1.5°C.

Empower Now Enable the health and well-being of people and communities and advance diversity, equity and inclusion.	Accelerating Diversity, Equity, and Inclusion: • Improve gender and racial/ethnic representation at the senior leadership level. • Advance culture of inclusion across the company.

•   Maintained or improved leadership representation (gender and US racial/ethnic) compared to Year-Over-Year statistics and benchmarks for our industries.

•   Improved Diversity, Equity & Inclusion dimension score on 2022 employee engagement survey.

44

Compensation Discussion & Analysis

Before approving the annual STIP payouts, the Committee reviewed audited score cards detailing qualitative and quantitative actions showing progress for each of the identified focus areas. Based on this holistic review, the Committee determined that overall progress was generally consistent with expectations and no modifier was applied.

The Sustainability Modifier will be maintained in the 2023 STIP design. The 2023 Sustainability Modifier objectives will build on the progress made in 2021 and 2022 and maintain consistent emphasis on the Innovate, Protect, and Empower pillars.

Reallocation

The 2022 STIP design included a reallocation feature to allow for increased rewards for top performers. At the request of Management, the Committee reallocated 3% of the overall funded results under this provision. After applying the reallocation, the Committee approved the following adjusted payout factors:

Final Adjusted Payout Factor

Corporate Aligned (Sum of Business Segments)	63.9%

Electronics & Industrial	71.7%

Water & Protection	65.6%

Individual Performance Factor

As in prior years, an individual performance factor ranging from 0% to 150% was maintained in the STIP design to allow the Committee to modify an executive’s award to reflect personal performance and contributions to the Company’s success. All awards are capped at a maximum payout of 200% of target. The payout of the individual performance factor is funded in part through the reallocation feature in the 2022 STIP.

For 2022, after consultation with management, the Committee determined a 115% Individual Performance Factor for Mr. Hoover was appropriate based on his ongoing effective litigation management and his significant contributions to key portfolio actions in 2022. The Committee also determined a 110% Individual Performance Factor for Mr. Weaver was appropriate based on his effective restructuring efforts within the Water & Protection Business Segment.

The adjusted payout factors were applied to 2022 STIP awards for NEOs.

Name	Year End Base Salary ($)	STIP Target Percent	STIP Target Amount ($)	Payout Factor	Individual Performance Factor	Total STIP Payout Amount ($)

Edward D. Breen	1,000,000	150%	1,500,000	63.9%	100%	958,500

Lori D. Koch	750,000	100%	750,000	63.9%	100%	479,250

Erik T. Hoover	625,000	100%	625,000	63.9%	115%	459,281

Jon Kemp	650,000	100%	650,000	71.7%	100%	466,050

Leland Weaver	550,000	100%	550,000	65.6%	110%	396,880

2023 Proxy Statement	45

Compensation Discussion & Analysis

Long-Term Incentive Compensation

The Committee views long-term compensation as a critical executive compensation program element that emphasizes long-term performance, enhances retention and aligns executives’ interests with those of stockholders. Long-term incentives represent a sizable portion of an executives’ overall compensation package. In determining the annual LTI award opportunities for executive officers, the Committee reviews each executive officer’s scope of responsibility, market competitiveness, performance, impact on results and expected future contributions to the business.

Performance based awards form a majority of the 2022 LTI award for each executive officer with 60% of the grant value awarded as PSUs, 20% of the grant value awarded as Stock Options, and the remaining 20% as RSUs.

Messrs. Breen and Hoover received increases to their target long-term incentive opportunity in 2022. The Committee (or, in the case of Mr. Breen, the Committee and the independent members of the Board) considered these changes appropriate after careful review of their competitive position to market. These changes strengthen alignment to the long-term performance of the Company. Mr. Breen’s target long-term incentive opportunity was increased from $11,000,000 to $12,500,000. Mr. Hoover’s target long-term incentive opportunity was increased from $1,200,000 to $1,500,000.

The table below details the 2022 LTI awards to NEOs.

Name	RSU Grant Value ($)(a)	Stock Options Grant Value ($)(a)	PSU Grant Value ($)(a)(b)	Total Target Grant Value ($)(a)

Edward D. Breen	2,500,000	2,500,000	7,500,000	12,500,000

Lori D. Koch	600,000	600,000	1,800,000	3,000,000

Erik T. Hoover	300,000	300,000	900,000	1,500,000

Jon Kemp	350,000	350,000	1,050,000	1,750,000

Leland Weaver	300,000	300,000	900,000	1,500,000

(a)	Actual values shown in the Grants of Plan Based Awards table will vary slightly from the amount shown above as we only issue awards in whole shares.
(b)

Actual values shown in the Grants of Plan Based Awards table will vary due to the fair market value being calculated using the Monte Carlo value, while the number of shares was determined utilizing the close price of February 23, 2022.

Key Metrics

Adjusted Corporate Net Income*

Net (loss) income from continuing operations available for DuPont common stockholders excluding after-tax significant items, after-tax impact of amortization expense associated with intangibles acquired as part of the merger and the after-tax impact of non-operating pension/other post-employment benefits/(“OPEB”)/charges. The Biomaterials, Clean Technologies and Solamet businesses are excluded from the 2020 PSU Award results. The Biomaterials business will be excluded from the 2022 PSU Award results. In 2022, the definition was amended to exclude all intangible amortization related expense on a go-forward basis. See “2020 PSU Award Results”.

Adjusted ROIC*

Adjusted Net Operating Profit After Tax (“NOPAT”), (defined as Income from continuing operations after taxes, excluding after-tax significant items, after-tax amortization expense and after-tax interest expense)/(Debt + Equity – Goodwill – Intangibles – Restricted Cash). The Biomaterials, Clean Technologies and Solamet businesses are excluded from the 2020 PSU Award results. The Biomaterials business will be excluded from the 2022 PSU Award results. In 2021, the definition was amended to exclude restricted cash on a go-forward basis. See “2020 PSU Award Results”.

Total Shareholder Return (TSR)

Total return on a company’s common stock to an investor defined as the adjusted close price at the end of the performance period divided by the adjusted close price at the beginning of the performance period. Adjusted close price incorporates re-invested dividends, stock splits and new offerings. Beginning close price is based on average closing price over 20 trading days immediately prior to the first day of the performance period. Ending close price is based on average closing price over the last 20 trading days of the performance period.

* See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures

46

Compensation Discussion & Analysis

2022 PSUs

PSU awards are designed to align executive compensation and decision making with Company performance over the long term. The 2022 PSU metrics remain the same as in the two prior years. The 2022 PSUs are earned and vest based on the achievement of Adjusted ROIC and Adjusted Corporate Net Income goals, weighted equally at 50%. Relative TSR is used as a modifier to increase or reduce the award by up to 25% and promote alignment with stockholder interests. Relative TSR is measured at the end of the three-year period against the S&P 500.

Performance Metrics	Weighting	Measurement	Period

Adjusted ROIC	50%	• Average over period	January 1, 2022 – December 31, 2024

Adjusted Corporate Net Income	50%	• Performance is measured in three discrete periods.	January 1, 2022 – December 31, 2022 January 1, 2023 – December 31, 2023 January 1, 2024 – December 31, 2024

•  A target growth rate for each year is established at the start of the three-year performance period. Targets for 2nd and 3rd periods are determined using the prior period actual performance and the established growth rate.

Relative TSR	Modifier	• Point-to-point against S&P 500	January 1, 2022 – December 31, 2024

Relative TSR Ranking	Applied Modifier

<25 percentile against S&P 500	0.75

25-75 percentiles against S&P 500	1.00

>75 percentile against S&P 500	1.25

The initial payout range of the PSUs is 0% to 200% depending on achievement versus Adjusted ROIC and Adjusted Corporate Net Income. The payout is then subject to a modification based on Relative TSR. The maximum payout is capped at 200%.

We believe that disclosing specific targets while the applicable performance period is ongoing could cause competitive harm. Performance targets will be disclosed once the applicable performance periods have ended as part of our discussion and analysis on awards earned by the NEOs.

2020 PSU Award Results

In February 2020, we issued the 2020 PSU award. The 2020 PSU award included performance goals based on Adjusted ROIC and Adjusted Corporate Net Income, each weighted at 50%, as well as a Relative TSR modifier based on Company TSR performance relative to the S&P 500. Performance under the 2020 PSU award is assessed over a three-year period which ended on December 31, 2022. Targets for the 2020 PSU were originally approved in February 2020, subject to potential adjustment for events, such as M&A activity, which may impact performance in a manner inconsistent with the intended application of the performance metrics. As part of our on-going strategy to optimize our portfolio of businesses, we have completed several significant acquisitions and divestitures since the performance targets for the 2020 PSU award were originally approved, including the N&B Transaction, the acquisition of Laird Performance Materials and the M&M Divestiture. In addition, following the announcement of the M&M Divestitures, the financial results of the M&M Divestitures were reclassified as discontinued operations for all periods presented in our financial statements (the “M&M Reclassification”). These portfolio actions and the related impact on our financial results from continuing operations have had a material impact on our ability to fairly assess performance relative to the original performance goals for the 2020 PSU award.

The Committee reviewed the impact of events as they occurred to determine if adjustments were needed to appropriately align results to performance. The Committee practices a disciplined approach to adjustments including removal of both positive and negative impacts of events aimed at neutralizing the effect on performance results. After careful consideration, the Committee approved the adjustments described below over the course of the performance period.

2023 Proxy Statement	47

Compensation Discussion & Analysis

The approved Adjusted ROIC target was to be measured as the average ROIC over the three-year performance period. The three-year performance period was bifurcated into three discrete annual periods with equal weighting as a result of the N&B Transaction in 2021 and the M&M Reclassification in 2022. Although we adjusted the performance period, we retained the original 100 bps annual improvement goal. Adjustments to the target basis and result for each period are described below.

–	2020: End of 2019 Adjusted ROIC remained the basis for the target. No adjustment to result.

–

2021: In light of significant additional restricted cash associated with a special cash payment from the N&B Transaction, the metric definition was revised to exclude restricted cash beginning with the 2021 period. The target was established using restated end of 2020 Adjusted ROIC which excluded the N&B Transaction. The performance result excluded the performance of Laird Performance Materials which was acquired July 2021.

–

2022: Target was established using restated end of 2021 Adjusted ROIC which excluded the M&M Divestitures. The performance result excluded the excess cash associated with the M&M Divestiture which closed on November 1, 2022.

The approved Adjusted Corporate Net Income targets were to be measured in three discrete periods with the final payout percentage calculated as the average of the annual payout percentages. The approved target performance for year 1 was based on projected performance with targets for years 2 and 3 to be determined by applying a pre-established growth rate of 7% to prior year actual performance. There was no change to the approved discrete periods or pre-established growth rate of 7%. Adjustments to the target basis and results for each period are described below.

–	2020: No adjustments applied.

–

2021: Target was established using restated 2020 actual Adjusted Corporate Net Income which excluded the N&B Transaction. The performance result excluded the performance of Laird Performance Materials which was acquired on July 1, 2021.

–

2022: The metric definition was changed for the 2022 period to exclude all intangible amortization related expense in order to align to an external reporting change with respect to the treatment of intangible amortization expense. The target was established using restated 2021 actual Adjusted Corporate Net Income which excluded the M&M Divestitures and incorporated an adjustment to include the expected full year impact of the acquisition of Laird Performance Materials. The performance result excluded the benefit of the proceeds from the M&M Divestiture.

Relative TSR was approved as a point-to-point measurement based on the percentile ranking against the S&P 500. There were no adjustments to the measurement of Relative TSR in determination of the modifier results.

48

Compensation Discussion & Analysis

The Committee approved a payout factor of 124.28% based on achievement of results against pre-established target levels and application of adjustments as described above. The tables below detail performance against each measure:

Performance Metrics & Weighting	Period	Below Threshold	Threshold	Target	Maximum	Payout Percentage

	% of Payout	0%	50%	100%	200%

Adjusted ROIC[1] 50%			27.70	30.70	33.70
	2020
		| Actual: 19.10				0%
			21.35	22.10	23.60
	2021
		| Actual: 23.40				186.67%
			22.45	23.20	24.70
	2022
		| Actual: 25.30				200%
						64.46% (weighted)

Adjusted Corporate Net Income[1,2] 50%			2,139	2,674	3,209
	2020
		| Actual: 2,405				74.86%
			1,150	1,437	1,724
	2021
		| Actual: 2,072				200%
			1,419	1,774	2,129
	2022
		| Actual: 1,661				84.08%
						59.82% (weighted)

	Applied Modifier		0.75	1	1.25

			< 25		> 75

	Relative TSR Ranking Against S&P 500
		| Actual: 41				1

			Overall Payout Result			124.28%

[1]	See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures.
[2]	Threshold, target, maximum, and actual values expressed in millions of U.S. Dollars.

2023 Proxy Statement	49

Compensation Discussion & Analysis

The table below shows the target number of units granted in 2020 and the actual number of units earned, excluding dividend equivalent units.

Named Executive Officer	Target PSUs Granted (#)	Payout %	PSUs Earned (#)

Edward D. Breen	112,150	124.28%	139,380

Lori D. Koch	28,038	124.28%	34,846

Erik T. Hoover	11,776	124.28%	14,635

Jon Kemp	19,627	124.28%	24,392

Leland Weaver(a)	—	—	—

(a)	Mr. Weaver did not receive a PSU grant in 2020.

Benefits and Perquisites

Benefits

We provide benefits (including retirement benefits) to eligible employees, including the eligible NEOs, through a combination of qualified and non-qualified plans. For details on each of the following retirement plans, see “Benefits” in the “Compensation Tables and Narratives” section of this Proxy Statement.

•	Supplemental Retirement Plans

•	401(k) Plans

•	Supplemental Savings Plans

•	Other Retirement Benefits

Perquisites

We offer perquisites to NEOs that the Committee believes are reasonable, yet competitive, in attracting and retaining the executive team. Perquisites provided to NEOs are regularly reviewed by the Committee as part of their overall review of executive compensation. More information on perquisites can be found in footnote (f) to the All Other Compensation column of the Summary Compensation Table in this Proxy Statement. The following outlines the limited perquisites provided to executives:

•	Financial planning support

•	Personal travel on corporate aircraft and related travel expenses

•	Personal use of company car

50

Compensation Discussion & Analysis

The Compensation Process

The Committee, with the support of an independent compensation consultant and Company management, develops and executes the executive compensation program. The Committee is responsible for recommending for approval by the independent directors the compensation of the CEO, and for approving the compensation of all other NEOs and executive officers. The Committee annually reviews and evaluates the executive compensation program to ensure that the program is aligned with the Company’s compensation philosophy and appropriately rewards performance.

The Committee reviews the following factors to determine executive compensation:

•	Competitive analysis: Median levels of compensation for similar jobs and job levels in the market, considering revenue relative to the peer group.

•	Company performance: Measured against financial metrics and operational targets approved by the Committee.

•	Market landscape: Business climate, economic conditions and other factors.

•	Individual roles: Each executive’s experience, knowledge, skills and personal contributions.

Role of Management

In 2022, the Executive Chairman and CEO made recommendations to the Committee regarding compensation for senior executives (other than himself) after reviewing our overall performance, each executive’s personal contributions and relevant compensation market data from the peer group for similar jobs and job levels.

Role of the Committee

The Committee is responsible for establishing our executive compensation philosophy and for approving NEO compensation, other than for the CEO, and has broad discretion when setting compensation types and amounts for such NEOs. As part of the process, Company management and the Committee also review total compensation scenarios for such NEOs. Additionally, the Committee annually reviews the corporate goals and objectives relevant to the compensation of the CEO. The Committee evaluates the CEO’s performance against his objectives and makes recommendations to the independent directors regarding the compensation level based on that evaluation.

Role of Independent Board Members

The independent members of the Board are responsible for assessing the performance of the CEO based on the recommendation of the Committee. They are also responsible for approving the compensation types and amounts for the CEO.

Role of the Independent Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as the independent compensation consultant on executive and director compensation matters. FW Cook reported directly to the Committee and did not provide services to us other than those provided to the Committee.

FW Cook’s responsibilities included:

•	Advising the Committee on trends and issues in executive compensation.

•	Reviewing and advising on the constituents of the peer group.

•	Consulting on the competitiveness of the compensation structure and levels of DuPont’s executive officers and non-employee directors.

•	Reviewing and advising on materials provided to the Committee for discussion and approval.

•	Participating in Committee meetings as requested, including executive sessions of the Committee when management is not present, and communicating with the Chair of the Committee between meetings.

2023 Proxy Statement	51

Compensation Discussion & Analysis

FW Cook has multiple safeguards and procedures in place to maintain the independence of the consultants in their executive compensation consulting practice, and the Committee has determined that the compensation consultant’s work has not raised any conflicts of interest. The Committee has considered factors relevant to FW Cook’s independence from management under SEC rules and has determined that FW Cook is independent from management.

Peer Group and Benchmarking

The Committee utilizes a peer group when making compensation decisions for the executive officers. The Committee reviews the peer group annually and determined no changes to our peer group were needed during the 2022 performance year. During the peer group determination and evaluation process, the following criteria were reviewed:

•	Revenues (1/3 to 3 times our revenues)

•	Market Capitalization (1/3 to 3 times our market capitalization)

•	Industry (Industrials, Specialty Chemicals, Construction and Materials)

•	Global presence

•	Capital Intensity

•	Profit Margin

•	Competitor for talent

The table below reflects the companies that comprise the peer group that was used for market comparisons, benchmarking and setting executive compensation for 2022.

3M Company	Emerson Electric Co.	Masco Corporation

Air Products and Chemicals, Inc.	Fortive Corporation	Medtronic plc

Celanese Corporation	Honeywell International Inc.	Parker-Hannifin Corporation

Corning Incorporated	Illinois Tool Works Inc.	PPG Industries, Inc.

Danaher Corporation	International Paper Company	Rockwell Automation, Inc.

Dover Corporation	Johnson Controls International plc	The Sherwin-Williams Company

Ecolab Inc.

Other Considerations

Consideration of Say on Pay Vote

We conduct an annual “say on pay” vote to approve executive compensation. At the 2022 annual meeting of stockholders, approximately 91% of shares voted were in support of the compensation provided to our NEOs. Although the vote is advisory and non-binding on the Board, the Committee regularly considers the results of the “say on pay” vote in evaluating our executive compensation programs, including for 2022 executive compensation. In light of the feedback from our stockholders and the Committee’s evaluation, the Committee concluded that we provide competitive executive compensation programs that effectively attract, motivate, reward and retain executives in a manner aligned with stockholder interests.

52

Compensation Discussion & Analysis

Stock Ownership Guidelines

We require our executive officers to accumulate and hold shares of DuPont common stock with a value equal to a specified multiple of base pay.

For purposes of meeting the stock ownership guidelines, direct ownership of shares, unvested RSUs, and stock units owned via qualified and non-qualified employee plans are included in actual ownership totals. Stock Options and PSUs are not included in determining whether an executive has achieved the ownership levels.

Our stock ownership guidelines include a retention ratio requirement. Under the policy, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units or exercise of stock options, after deducting shares used to pay applicable taxes and/or exercise price. The multiples for specific executive levels are shown below. As of December 31, 2022, each NEO either met or exceeded their ownership goal or was within the five-year period allowed to meet the guidelines.

Multiple of Salary	Target	Actual

Executive Chairman and CEO	6x	17x

Other NEOs average	3x	4x

Anti-Hedging and Anti-Pledging Policies

Our directors and officers are prohibited from engaging in hedging transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) with respect to our securities. They also are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan. Employees, other than officers, are generally permitted to, but discouraged from, engaging in transactions designed to hedge or offset market risk.

Clawback Policy

Under the DuPont de Nemours, Inc. Incentive Compensation Clawback Policy, we may recover all or a portion of incentive compensation in the event an executive engages in Misconduct, meaning that (i) the executive’s employment is terminated for cause; (ii) the executive has breached a non-compete or confidentiality covenant; or (iii) the executive engaged in grossly negligent conduct or intentional misconduct that resulted in a financial restatement or in any increase in his or her incentive income. Incentive income includes income related to annual bonuses and long-term incentives. We expect to update the Clawback Policy or adopt a new policy in order to comply with New York Stock Exchange listing standards to be issued in connection with new rules promulgated by the SEC under the Dodd-Frank Act.

Compensation and Risk Management

The Committee periodically reviews our compensation policies and practices and has determined that the incentive compensation programs do not create risks that are reasonably likely to have a material adverse effect on us. In conducting the review in 2022, we completed an inventory of its incentive compensation plans and policies. The evaluation covered a wide range of practices and policies including: the balanced mix between pay elements, the balanced mix between short-term and long-term programs, caps on incentive payouts, governance controls in place to establish, review and approve goals, use of multiple performance measures, discretion on individual awards, use of stock ownership guidelines, provisions in severance/change in control policies, use of a clawback policy, and Committee oversight of compensation programs.

2023 Proxy Statement	53

Compensation Discussion & Analysis

People and Compensation Committee Interlocks and Insider Participation

The members of the People and Compensation Committee for 2022 were Frederick M. Lowery (Chair), Franklin K. Clyburn Jr., Alexander M. Cutler, Kristina M. Johnson, Raymond J. Milchovich, and Deanna M. Mulligan. None of the members of the People and Compensation Committee were at any time during 2022 an officer or employee of the Company. None of the executive officers of the Company serve as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of the Board or People and Compensation Committee.

People and Compensation Committee Report

The People and Compensation Committee of the Board reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the People and Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Annual Report”), as incorporated by reference from this Proxy Statement.

The People and Compensation Committee operates pursuant to a charter that is available at www.investors.dupont.com/investors/dupont-investors/corporate-governance.

This report is submitted by the People and Compensation Committee.

Frederick M. Lowery (Chair)

Alexander M. Cutler

Kristina M. Johnson

Raymond J. Milchovich

Deanna M. Mulligan

54

Executive Compensation

Compensation Tables and Narratives

Summary Compensation Table

The following table summarizes the compensation of the NEOs for the fiscal year ended December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)

Edward D. Breen	2022	1,000,000	10,000,000	10,652,681	2,500,006	958,500	—	473,110	25,584,297

Chief Executive Officer	2021	1,000,000	—	9,274,863	2,200,006	2,269,500	—	362,617	15,106,986

	2020	1,000,000	333,000	7,933,152	2,361,998	717,000	—	524,286	12,869,436

Lori D. Koch	2022	741,667	—	2,556,721	600,001	479,250	—	162,069	4,539,708

Chief Financial Officer	2021	700,000	—	2,529,585	600,000	1,059,100	—	148,389	5,037,074

	2020	646,667	194,250	1,908,360	500,008	418,250	14,329	82,947	3,764,811

Erik T. Hoover	2022	616,667	—	1,278,439	300,009	459,281	—	165,637	2,820,033

Senior Vice President, General Counsel	2021	566,667	—	1,011,848	240,010	1,130,968	—	95,062	3,044,555

Jon Kemp	2022	641,667	—	1,491,419	350,011	466,050	—	153,488	3,102,635

President, Electronics and Industrial	2021	600,000	—	4,318,817	550,002	958,200	—	101,300	6,528,319

Leland Weaver	2022	550,000	—	1,278,439	300,009	396,880	—	116,432	2,641,760

President, Water and Protection

Totals in the above table might not equal the summation of the columns due to rounding amounts to the nearest dollar.

(a)

Bonus amount for 2022 for Mr. Breen reflects the retention payment that became payable December 31, 2022 pursuant to the terms of his employment agreement. See “E Breen Employment Agreement” below. Bonus amount for 2020 reflects the portion of the STIP compensation which was attributed to discretion as detailed in the “Annual Incentive Compensation” section of the 2021 Proxy. This income was paid in 2021 for performance in 2020.

(b)

Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes, FASB ASC Topic 718. Value of the Performance Share program, shown at Target, if valued assuming a maximum payout, the value of the awards would be: Mr. Breen, $16,305,231; Ms. Koch, $3,913,393; Mr. Hoover, $1,956,778; Mr. Kemp, $2,282,772; and Mr. Weaver, $1,956,778. A discussion of the assumptions used in calculating these values can be found in Note 20 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(c)

DuPont’s valuation for financial accounting purposes uses the widely accepted Black-Scholes option valuation model. Options awarded on February 23, 2022 had a grant date fair value of $17.41 per option and an exercise price of $75.05. A discussion of the assumptions used in calculating these values can be found in Note 20 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(d)	Individual Short-Term Incentive Compensation results are detailed in the Short-Term Incentive Compensation section of the CD&A and reflect income paid in 2023 for actual performance achieved in 2022.
(e)

Messrs. Breen and Hoover were not participants in the DuPont Pension Restoration Plan. All employees with a pension value experienced a decrease in 2022: Ms. Koch, $17,636, Mr. Kemp, $110,537, and Mr. Weaver $17,183. DuPont does not credit participants in the non-qualified plans with above-market earnings; therefore, no such amounts are reflected here.

2023 Proxy Statement	55

Executive Compensation

(f)	All Other Compensation includes: perquisites and other personal benefits; and employer contributions to both qualified and non-qualified defined contribution plans, as applicable.

The following table details these amounts:

Name	Perquisites and Other Personal Benefits ($)(1)	Contributions to Defined Contribution Plans ($)

Edward D. Breen	178,855	294,255

Lori D. Koch	—	162,069

Erik T. Hoover	8,350	157,287

Jon Kemp	9,500	143,988

Leland Weaver	750	115,682

(1)	The NEOs received the following perquisites and other personal benefits:

i.	Mr. Breen: Personal use of company aircraft ($178,608) and personal use of company car.
ii.	Mr. Hoover: Financial and tax planning.
iii.	Mr. Kemp: Financial and tax planning.
iv.	Mr. Weaver: Financial and tax planning.

Personal use of aircraft includes use of corporate aircraft for travel to outside board meetings. The incremental cost to the Company of personal use of Company aircraft is calculated for the direct operating costs for each personal flight including fuel, landing, catering, handling, aircraft maintenance hourly maintenance service plan charges and crew travel costs and cannot exceed $200,000 in the case of the CEO or $50,000 in the case of any other Executive Officer. Fixed costs, which do not change based upon usage, such as pilot salaries or depreciation of the aircraft or maintenance costs not related to personal travel, are excluded. No NEO is provided a tax reimbursement for personal use of aircraft.

56

Executive Compensation

Grants of Plan-Based Awards

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards.

Name	Grant Date	Date of Action by the Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(a)	All Other Option Awards: Number of Securities Underlying Options (#)(b)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(c)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Edward D. Breen	2/17/2022	2/17/2022		1,500,000	3,000,000
	2/23/2022	2/17/2022							33,312			2,500,066

	2/23/2022	2/17/2022				49,967	99,934	199,868				8,152,616

	2/23/2022	2/17/2022								143,596	75.05	2,500,006

Lori D. Koch	2/16/2022	2/16/2022		750,000	1,500,000

	2/23/2022	2/16/2022							7,995			600,025

	2/23/2022	2/16/2022				11,993	23,985	47,970				1,956,696

	2/23/2022	2/16/2022								34,463	75.05	600,001

Erik T. Hoover	2/16/2022	2/16/2022		625,000	1,250,000
	2/23/2022	2/16/2022							3,998			300,050

	2/23/2022	2/16/2022				5,997	11,993	23,986				978,389

	2/23/2022	2/16/2022								17,232	75.05	300,009

Jon Kemp	2/16/2022	2/16/2022		650,000	1,300,000
	2/23/2022	2/16/2022							4,664			350,033

	2/23/2022	2/16/2022				6,996	13,991	27,982				1,141,386

	2/23/2022	2/16/2022								20,104	75.05	350,011

Leland Weaver	2/16/2022	2/16/2022		550,000	1,100,000
	2/23/2022	2/16/2022							3,998			300,050

	2/23/2022	2/16/2022				5,997	11,993	23,986				978,389

	2/23/2022	2/16/2022								17,232	75.05	300,009

(a)	Restricted Stock Unit awards as described in the Long-Term Incentive Compensation section.
(b)	Stock Option awards as described in the Long-Term Incentive Compensation section.
(c)

Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes consistent with the values shown in the Summary Compensation Table, FASB ASC Topic 178.

2023 Proxy Statement	57

Executive Compensation

Outstanding Equity Awards

The following table lists outstanding equity grants for each NEO as of December 31, 2022. The table includes outstanding equity grants from past years as well as the current year including awards denominated in Dow or Corteva common stock.

			Option Awards				Stock Awards

	Grant Date	Stock Ticker	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)

Edward D. Breen	05/13/2015	DD					986	67,663
	06/05/2015	DD					151	10,383
	02/02/2017	DD	113,955	—	85.81	02/01/2027

	11/06/2017	DD	35,890	—	101.44	11/05/2027

	02/15/2018	DD	273,825	—	103.76	02/14/2028

	08/03/2020	DD	150,830	75,415	53.50	08/02/2030	12,568	862,529

	03/02/2021	DD	43,341	86,683	72.98	03/01/2031	19,984	1,371,510	90,436	6,206,623

	02/23/2022	DD	—	143,596	75.05	02/22/2032	32,672	2,242,285	99,934	6,858,470

	05/13/2015	CTVA					966	56,780

	06/05/2015	CTVA					148	8,713

	02/02/2017	CTVA	113,955	—	34.68	02/01/2027

	11/06/2017	CTVA	35,890	—	41.00	11/05/2027

	02/15/2018	CTVA	273,825	—	41.94	02/14/2028

	05/13/2015	DOW					1,127	56,777

	06/05/2015	DOW					173	8,713

	02/02/2017	DOW	113,955	—	60.19	02/01/2027

	11/06/2017	DOW	35,890	—	71.15	11/05/2027

	02/15/2018	DOW	273,825	—	72.78	02/14/2028

Lori D. Koch	02/03/2016	DD	3,810	—	66.21	02/02/2026
	02/02/2017	DD	2,932	—	85.81	02/01/2027
	02/15/2018	DD	1,240	—	103.76	02/14/2028

	08/05/2019	DD	25,317	—	66.06	08/04/2029

	02/19/2020	DD	37,708	18,854	53.50	02/18/2030	3,310	227,188

	03/02/2021	DD	11,820	23,641	72.98	03/01/2031	5,677	389,602	24,665	1,692,759

	02/23/2022	DD	—	34,463	75.05	02/22/2032	8,164	560,261	23,985	1,646,091

	02/15/2018	DOW	1,240	—	72.78	02/14/2028

58

Executive Compensation

			Option Awards				Stock Awards

	Grant Date	Stock Ticker	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)

Erik T. Hoover	02/03/2016	DD	2,539	—	66.21	02/02/2026
	02/02/2017	DD	5,332	—	85.81	02/01/2027

	02/15/2018	DD	8,624	—	103.76	02/14/2028

	08/05/2019	DD	50,633	—	66.06	08/04/2029

	02/19/2020	DD	15,837	7,919	53.50	02/18/2030	1,391	95,444

	03/02/2021	DD	4,728	9,457	72.98	03/01/2031	2,271	155,855	9,866	677,104

	02/23/2022	DD	—	17,232	75.05	02/22/2032	4,082	280,166	11,993	823,080

	02/15/2018	CTVA	8,624	—	41.94	02/14/2028

	02/15/2018	DOW	8,624	—	72.78	02/14/2028

Jon Kemp	02/03/2016	DD	7,066	—	66.21	02/02/2026
	02/02/2017	DD	9,597	—	85.81	02/01/2027

	02/15/2018	DD	12,128	—	103.76	02/14/2028

	08/05/2019	DD	50,633	—	66.06	08/04/2029

	02/19/2020	DD	26,395	13,198	53.50	02/18/2030	2,317	159,003

	03/02/2021	DD	10,835	21,671	72.98	03/01/2031	5,204	357,153	22,609	1,551,656

	09/01/2021	DD					27,914	1,915,771

	02/23/2022	DD	—	20,104	75.05	02/22/2032	4,762	326,837	13,991	960,202

	02/15/2018	DOW	12,128	—	72.78	02/14/2028

Leland Weaver	02/03/2016	DD	2,815	—	66.21	02/02/2026
	02/02/2017	DD	3,866	—	85.81	02/01/2027

	02/15/2018	DD	1,293	—	103.76	02/14/2028

	08/05/2019	DD	8,439	—	66.06	08/04/2029

	02/19/2020	DD	1,734	868	53.50	02/18/2030	610	41,836

	02/11/2021	DD					4,873	334,405

	03/02/2021	DD	985	1,971	72.98	03/01/2031	475	32,589	2,056	141,103

	09/01/2021	DD	4,585	9,171	73.44	08/31/2031	1,868	128,172	8,170	560,707

	02/23/2022	DD	—	17,232	75.05	02/22/2032	4,082	280,166	11,993	823,080

	02/15/2018	CTVA	1,293	—	41.94	02/14/2028

	02/15/2018	DOW	1,293	—	72.78	02/14/2028

(a)	Stock Option award grants vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table.
(b)

RSU award grants vest in three equal installments on the first, second, and third anniversaries of the grant date shown in the table. Awards granted to Mr. Breen in 2015 in his capacity as a non-employee director (prior to his being named CEO of EID) must be held until his retirement from service on the Board. Awards granted in September 2021 to Mr. Kemp vest on September 1, 2024.

(c)	Market values based on the December 31, 2022 closing stock price of $68.63 per share of DuPont common stock, $58.78 per share of Corteva common stock, and $50.39 per share of Dow common stock.
(d)

PSUs granted March 2, 2021 and February 23, 2022 are shown at the target level of performance. The total actual number of shares to be delivered will be determined at the end of the performance period.

2023 Proxy Statement	59

Executive Compensation

Option Exercises and Stock Vested

The following table summarizes the value received from stock option exercises and stock grants vested during 2022.

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)

Edward D. Breen	—		—	147,320	14,635,725

Lori D. Koch	1,240	(b)	18,059	12,478	1,003,320

Erik T. Hoover	—		—	17,817	1,442,967

Jon Kemp	—		—	18,297	1,478,507

Leland Weaver	2,183		8,579	6,567	506,028

(a)

Reflects delivery of shares from the 2019 Transformation Performance Share Unit grant, which vested on December 31, 2021 and was paid out in February 2022 for all NEOs with the exception of Mr. Weaver, and the 2019, 2020, and 2021 Annual Restricted Stock Unit grants for all NEOs. In addition, Mr. Breen had shares delivered for the payment of FICA and Medicare taxes related to his eligibility for award treatment under 55/10. Includes the vesting of Corteva and Dow shares for Mr. Breen.

(b)	Reflects the exercise of options to acquire shares of Corteva common stock during 2022.

Benefits

Pension Benefits

The following table lists the pension program participation and actuarial present value of each NEO’s defined benefit pension, if any, as of December 31, 2022.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(a)	Payment During Last Fiscal Year ($)

Edward D. Breen(b)	DuPont Pension Restoration Plan	—	—	—

Lori D. Koch	DuPont Pension Restoration Plan	15.29	69,806	—

Erik T. Hoover(b)	DuPont Pension Restoration Plan	—	—	—

Jon Kemp	DuPont Pension Restoration Plan	13.69	341,618	—

Leland Weaver	DuPont Pension Restoration Plan	14.29	33,107	—

(a)	The form of payment, interest rate, and mortality are based on assumptions noted in the description below.
(b)	Messrs. Breen and Hoover are not eligible to, and do not, participate in DuPont’s Pension Restoration Plan.

Supplemental Retirement Plans

The DuPont Pension Restoration Plan

Prior to June 1, 2019, an unfunded non-qualified plan was in place to provide pension benefits which exceeded the applicable IRC compensation or benefit limits. Effective June 1, 2019, the prior plan was assumed by Corteva and we adopted the DuPont Pension Restoration Plan to provide this benefit based on the annuity value and years of credited service under the prior plan, frozen as of May 31, 2019. The form of benefit is a lump sum and the mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

Messrs. Breen and Hoover were hired after December 31, 2006 and are not eligible to participate in the DuPont Pension Restoration Plan.

60

Executive Compensation

Non-qualified Deferred Compensation

The following table provides information on compensation the NEOs have elected to defer as described in the narrative that follows.

Name	Executive Contributions in Last Fiscal Year ($)(a)	Company Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)	Aggregated Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Edward D. Breen	177,870	266,805	-924,353	—	4,130,479

Lori D. Koch	89,746	134,619	-64,331	—	455,680

Erik T. Hoover	86,558	129,837	-95,530	—	593,666

Jon Kemp	77,692	116,538	-109,030	—	706,949

Leland Weaver	58,821	88,232	-14,792	—	180,822

(a)	Executive contributions are included in salary for 2022 in the Summary Compensation Table.
(b)	Company contributions are included in All Other Compensation for 2022 in the Summary Compensation Table.

Non-Qualified Deferred Compensation Programs

DuPont offers non-qualified deferred compensation programs under which eligible participants can voluntarily elect to defer some portion of base salary or STIP until a future date. Deferrals are credited to an account, and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the DuPont Retirement Savings Restoration Plan, there are no company contributions or matches. The DuPont Retirement Savings Restoration Plan was adopted to restore company contributions that would be lost due to IRC limits on compensation that can be contributed under DuPont’s tax-qualified savings plan.

The following provides an overview of the various deferral options as of December 31, 2022.

DuPont Retirement Savings Restoration Plan (“RSRP”):

Under the RSRP, NEOs can elect to defer their eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($305,000 in 2022) in increments of 1% up to 6%. DuPont matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. DuPont also makes an additional contribution of 3% of eligible compensation, regardless of whether the employee elects to make deferrals into the plan. Participant investment options under the RSRP mirror the options available under the tax-qualified 401(k) plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Management Deferred Compensation Plan (“MDCP”):

Under the MDCP, NEOs can elect to defer the receipt of up to 60% of their base salary and/or STIP award. The Company does not match deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for amounts deferred, including DuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date if prior to separation from service, or a lump sum or annual installments after separation from service.

Other Retirement Benefits

Mr. Breen is currently retirement eligible and entitled to benefits similar to most other salaried employees upon separation from the Company. All of the NEOs active on December 31, 2022 are also entitled to additional benefits in the case of an involuntary termination without cause or a change in control event. The summary below shows the impact of various types of separation events on the different compensation elements the NEOs receive.

2023 Proxy Statement	61

Executive Compensation

Base Salary, Short-Term Incentive and Other Benefits – Retirement, Death, or Disability

•	Base Salary: Paid through date of separation on the normal schedule.

•	Short-Term Incentive: Prorated for the portion of the year worked and paid on the normal schedule.

•	Benefits: All NEOs are eligible for life insurance coverage similar to most other salaried U.S. employees.

•	Retirement Plans: Participants have access, in accordance with elections and plan features, to the following retirement plan benefits:

–	Non-qualified deferred compensation programs as shown in the Non-Qualified Deferred Compensation Table and accompanying narrative.

–	Pension benefits, as applicable, as shown in the Pension Benefits Table and described in the accompanying narrative.

–	Defined contribution 401(k) plan.

Outstanding LTI Awards

The following LTI treatment applies if the executive meets the age 55 and 10 years of service requirement:

•

Options continue vesting in accordance with the three-year vesting schedule. Vested options expire at the end of the original term for awards issued prior to 2021 and for the awards issued to Mr. Breen. For awards issued starting in 2021, vested options expire five years following termination or at the end of the original term, whichever is earlier.

•	Restrictions on the regular annual RSUs lapse on the original schedule. Special or one-time RSU awards are forfeited.

•	PSUs are subject to the original performance period, prorated for the number of months of service completed during the performance period.

•

Regardless of the above, any retirement within twelve months of the grant date results in forfeiture of the award. This period of time is reduced to six months for Mr. Breen pursuant to the terms of his employment agreement.

Voluntary Separation or Termination for Cause

•

All options are forfeited in the case of a Termination for Cause. In the case of a voluntary separation, options issued prior to 2021 as well as unvested options issued starting in 2021 are forfeited. Vested, unexercised options issued starting in 2021 expire three months following termination or at the end of the original term, whichever is earlier.

•	All RSUs are forfeited.

•	All PSUs are forfeited.

Death

•

Options are fully vested and exercisable and expire one year following death or at the end of the original term, whichever is shorter. The expiration period is two years for awards issued prior to 2021 and awards issued to Mr. Breen under his employment agreement.

•	All RSUs are automatically vested and paid out.

•	PSUs remain subject to the original performance period, prorated for the number of months of service completed during the performance period.

62

Executive Compensation

Involuntary Termination due to a Divestiture

The following LTI treatment applies to awards issued in 2022. Prior awards receive the Involuntary Termination without Cause treatment outlined below.

•

Unvested Options are automatically vested, prorated for the number of months of service completed during the vesting period and expire one year (five years in the case of executives who meet the age 55 with 10 years of service requirement) following termination or at the end of the original term, whichever is shorter. Mr. Breen’s awards would receive the Involuntary Termination without Cause treatment outlined below.

•

RSUs are automatically vested, prorated for the number of full or partial months of service completed during the vesting period and paid out. Mr. Breen’s awards would receive the Involuntary Termination without Cause treatment outlined below.

•	PSUs remain subject to original performance period, prorated for the number of months of service completed during the performance period.

Involuntary Termination without Cause

•

Options are fully vested and exercisable and expire one year (five years in the case of executives who meet the age 55 with 10 years of service requirement, or full original term for awards under Mr. Breen’s employment agreement) following termination or at the end of the original term, whichever is shorter.

•	RSUs are automatically vested and paid out. RSUs issued prior to 2021 continue to vest on their original schedule if the executive meets age 55 with 10 years of service requirement.

•	PSUs remain subject to original performance period, prorated for the number of months of service completed during the performance period.

Potential Payments upon Termination or Change in Control

DuPont has put provisions in place to ensure continuity of management in a potential change in control environment. This Plan is structured to protect the interests of stockholders by including a “double-trigger” mechanism that results in a severance payout only when:

•	A change of control is consummated, and

•	The executive’s employment is terminated by the company without cause, or by the executive for good reason within a specified period following the change in control.

Senior Executive Severance Plan (“SESP”)

To ensure that executives remain focused on company business during a period of uncertainty, in 2019, we adopted the SESP. All NEOs, other than Mr. Breen, are participants in the SESP. The SESP plan provides benefits in the event of an involuntary termination without cause and enhanced benefits in the event of an involuntary termination without cause by the Company or voluntary termination by the executive for good reason if the termination occurs within 24 months following a change in control event.

Benefits provided in the event of a termination without cause not in connection with a change in control include:

•

Lump sum cash payment equal to one and a half times the sum of the executive’s base salary and target annual bonus. An annual bonus amount for the year of termination which is equal to the greater of the actual or target bonus amount.

•	Continued health and dental benefits, financial counseling, tax preparation services and outplacement services for one and a half years following the date of termination.

2023 Proxy Statement	63

Executive Compensation

For any benefits to be earned under the plan in connection with a change in control, the change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (a “double trigger”). Benefits include:

•

Lump sum cash payment equal to two times the sum of the executive’s base salary and target annual bonus. An annual bonus amount for the year of termination which is equal to the greater of the actual or target bonus amount.

•	Continued health and dental benefits, financial counseling, tax preparation services and outplacement services for two years following the date of termination.

The plan requires a release of claims as a condition to the payment of benefits and includes twelve-month non-competition and non-solicitation provisions and additional non-disparagement and confidentiality provisions.

E. Breen Employment Agreement

On December 28, 2020, the Company entered into an amended and restated employment agreement with Mr. Breen to extend the term of Mr. Breen’s employment from December 31, 2020 to December 31, 2023 (the “2020 Agreement”). The 2020 Agreement replaces Mr. Breen’s previous employment agreement, which was executed in connection with the Corteva Distribution (the “2019 Agreement”).

The 2020 Agreement provides for an annual salary of $1 million, an annual bonus target of 150% of base salary and an annual long-term incentive grant with a grant date fair value of $10 million at target. Mr. Breen remains eligible for retirement vesting under his incentive awards as applicable upon any employment termination other than by the Company for Cause (as defined in the 2020 Agreement). Mr. Breen’s base salary, annual bonus target and annual long-term incentive target are subject to increase at the discretion of a majority of the independent members of the Board upon recommendation from the Committee.

Under the 2019 Agreement, Mr. Breen would have been entitled to a lump sum retention payment on December 31, 2020 equal to three times his base salary and target bonus as Executive Chairman. In light of Mr. Breen’s return to the Chief Executive Officer role, as part of the 2020 Agreement, the Board approved a successor retention benefit commensurate with that role. Under the 2020 Agreement, Mr. Breen received the first payment of $10 million for his service through December 31, 2022 and is eligible to receive a second payment of $5 million for service through December 31, 2023, subject to continued employment through the applicable date, with payment of the remaining amount due upon certain earlier qualifying terminations of employment (including a termination by the Company without Cause or by him for “good reason”). In light of this retention benefit, Mr. Breen has waived his eligibility for cash severance payments under the severance arrangements otherwise available to our senior leadership team.

As under the 2019 Agreement, Mr. Breen is eligible for certain severance benefits upon any termination of his employment other than by the Company for Cause: a pro-rata annual bonus payment and the non-cash severance benefits payable upon a qualifying employment termination under the Company’s Senior Executive Severance Plan as in effect immediately before June 1, 2019 (certain employee benefit continuation rights, stock option exercise rights and financial counseling, tax preparation and outplacement benefits), but not any other cash severance payment other than the retention benefit described above. The severance is conditioned upon execution of a release of claims and compliance with certain noncompetition obligations.

On February 6, 2023, the Company and Mr. Breen, entered into an employment letter agreement (the “Letter Agreement”) pursuant to which he will continue employment with the Company from and after January 1, 2024, on an at-will basis. Except as otherwise noted below, the Letter Agreement, effective as of January 1, 2024, supersedes the 2020 Agreement, which will expire by its terms on December 31, 2023, unless earlier terminated.

The Letter Agreement provides that Mr. Breen generally will be subject to Company policies and procedures on the same basis as other senior executives and does not specify any salary or bonus levels, but it does provide that Mr. Breen will participate in the Company’s Senior Executive Severance Plan—without entitlement to the cash severance payments thereunder—in lieu of his current participation in the legacy version of that plan. Moreover, as under his existing employment agreement, Mr. Breen generally will be eligible for retirement vesting under his equity incentive awards and, upon any termination of employment other than for cause, be deemed to satisfy any minimum service requirement under those awards, subject to a requirement that he have been employed for at least six months following grant. Finally, the Letter Agreement acknowledges that certain provisions of the existing employment agreement by their terms survive expiration of the agreement.

64

Executive Compensation

The following table summarizes the value of the incremental benefits to be received due to an involuntary termination without cause or a change in control event as of December 31, 2022:

Involuntary Termination or Change in Control Values

Name	Type of Benefit	Involuntary Termination Without Cause ($)	Change in Control ($)(a)

Edward D. Breen	Severance(b)	15,000,000	15,000,000

	LTI Acceleration(c)	3,613,781	5,617,283

	Increase in Present Value of Pension	N/A	N/A

	Health & Welfare Benefits	46,412	46,412

	Outplacement & Financial Planning	29,900	29,900

	Tax Reimbursement	N/A	N/A

Lori D. Koch	Severance	3,000,000	3,750,000

	LTI Acceleration	1,176,970	1,462,231

	Increase in Present Value of Pension	—	—

	Health & Welfare Benefits	29,315	39,086

	Outplacement & Financial Planning	23,071	23,071

	Tax Reimbursement	N/A	N/A

Erik T. Hoover	Severance	2,500,000	3,125,000

	LTI Acceleration	531,351	651,166

	Increase in Present Value of Pension	N/A	N/A

	Health & Welfare Benefits	30,887	41,182

	Outplacement & Financial Planning	23,071	23,071

	Tax Reimbursement	N/A	N/A

Jon Kemp	Severance	2,600,000	3,250,000

	LTI Acceleration	2,758,705	2,958,390

	Increase in Present Value of Pension	—	—

	Health & Welfare Benefits	30,887	41,182

	Outplacement & Financial Planning	23,071	23,071

	Tax Reimbursement	N/A	N/A

Leland Weaver	Severance	2,200,000	2,750,000

	LTI Acceleration	816,990	830,122

	Increase in Present Value of Pension	—	—

	Health & Welfare Benefits	16,275	21,701

	Outplacement & Financial Planning	23,071	23,071

	Tax Reimbursement	N/A	N/A

(a)	An executive must meet the double trigger requirement of being involuntarily terminated within two years of a change in control in order to receive benefits.
(b)

Per the provisions of the 2020 Agreement, Mr. Breen is entitled to participate in the Senior Executive Severance Plan in effect immediately prior to June 1,2019 (the “Old SESP”); provided, that Mr. Breen is not eligible to receive the cash payment under Sections 2.1(b)(i) and 2.1(b)(ii) of the Old SESP. The severance value reflects the retention benefits he would be entitled pursuant to the 2020 Agreement upon an involuntary termination without cause. Mr. Breen received a retention payment of $10,000,000 as of December 31, 2022 which is included in the Summary Compensation Table for 2022. Pursuant to the terms of the 2020 Agreement, the remaining $5,000,000 retention benefit is payable to Mr. Breen on December 31, 2023 or such earlier date as his employment may be terminated without cause by the Company or for Good Reason by Mr. Breen or as a result of his death or disability. For a description of the terms of the 2020 Agreement, see “E. Breen Employment Agreement” above.

(c)

Excludes LTI awards granted to Mr. Breen in his capacity as a non-employee director prior to his being named CEO of EID. Mr. Breen is eligible for the continued vesting of all of his LTI awards in the case of a termination without cause. In the case of a double-trigger change in control, the vesting on these awards would accelerate rather than continue to vest over time.

2023 Proxy Statement	65

Executive Compensation

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the following information is provided about the relationship of the annual total compensation of the Company’s employees (other than the CEO) and the annual total compensation for the CEO, Edward D. Breen. For 2022:

•	The annual total compensation for the median employee was $86,886, and

•	The annual total compensation of the CEO, as reported in the Summary Compensation Table, was $25,584,297.

Based upon the calculation of compensation for both the CEO and the median employee, the estimated ratio of CEO pay to median employee pay for 2022 was 294:1.

The annual total compensation of the CEO for 2022 includes the retention payment Mr. Breen became entitled to in 2022 in connection with his 2020 Agreement. If we were to exclude the retention payment, the CEO annual total compensation would have been $15,584,297 and the resulting CEO pay ratio would have been 179:1.

The pay ratios presented above are a reasonable estimates. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio may not be comparable to the pay ratio reported by other companies.

The median employee was identified in 2022 from the population of all employees worldwide as of November 2, 2022 utilizing base pay rather than Summary Compensation Table compensation. The Company calculated annual base pay based on a reasonable estimate of hours worked during 2022 for hourly workers, and upon salary levels for the remaining employees. The Company used a valid statistical sampling methodology to identify employees who the Company expected to be paid within a 5% range of the median. The Company selected an employee from that group as the median employee for purposes of preparing the ratio of CEO pay to median employee pay.

66

Executive Compensation

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
the following information is provided regarding the relationship between the “com pensation
actually paid” (“CAP”) to the NEOs during the preceding three fiscal years, and our TSR and Net Income and also Adjusted EPS, which in our assessment represents the mos
t importan
t financial performance measure
(
that is not otherwise required to be disclosed in the first table below
)
used by us to link the CAP of the NEOs for 2022 to our performance. While Adjusted EPS was chosen for this table, our executive compensation programs use a balanced portfolio of measures to drive short and long-term objectives aligned with our strategy and shareholder interests as further described in our
CD&
A above.

							Value of Initial Fixed $100 Investment Based On:

Year	Summary Compensation Table Total for First PEO ($)	Summary Compensation Table Total for Second PEO (a) ($)	Compensation Actually Paid to First PEO ($)	Compensation Actually Paid to Second PEO (a) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (b) ($)	Average Compensation Actually Paid to Non-PEO NEOs (a),(b) ($)	Total Shareholder Return ($)	Peer Group (c) Total Shareholder Return ($)	Net Income (in Millions) ($)	Adjusted EPS (d) ($)

2022	25,584,297	N/A	19,098,666	N/A	3,276,034	2,296,364	113	127	5,868	3.41

2021	15,106,986	N/A	19,419,485	N/A	5,938,960	5,015,787	131	135	6,467	4.30

2020	12,869,436	6,486,756	19,465,111	2,976,773	3,176,294	4,049,333	113	111	(2,951)	3.37

(a)	To calculate CAP, the following amounts were respectively deducted from and added to the total of the compensation shown in the Summary Compensation Table (SCT) for the applicable year:
First PEO SCT Total to CAP Reconciliation:

		Deductions from SCT Total		Additions to SCT Total

Year	SCT Total ($)	Stock Award and Option Awards (1) ($)	Change in Pension Value ($)	Equity Value (2) ($)	Pension Value (2) ($)	CAP ($)

2022	25,584,297	-13,152,688	0	+6,667,057	+0	19,098,666

2021	15,106,986	-11,474,869	0	+15,787,368	+0	19,419,485

2020	12,869,436	-10,295,150	0	+16,890,825	+0	19,465,111
Second PEO SCT Total to CAP Reconciliation:

		Deductions from SCT Total		Additions to SCT Total

Year	SCT Total ($)	Stock Award and Option Awards (1) ($)	Change in Pension Value ($)	Equity Value (2) ($)	Pension Value (2) ($)	CAP ($)

2020	6,486,756	0	0	+(3,509,983)	+0	2,976,773

2023 Proxy Statement	67

Executive Compensation

Non-PEO
NEO SCT Total to CAP Reconciliation
(all amounts shown as averages for
Non
-PEO
NEOs):

		Deductions from SCT Total		Additions to SCT Total

Year	SCT Total ($)	Stock Award and Option Awards (1) ($)	Change in Pension Value ($)	Equity Value (2) ($)	Pension Value (2) ($)	CAP ($)

2022	3,276,034	- 2,038,762	0	+ 1,059,092	+ 0	2,296,364

2021	5,938,960	- 3,352,919	0	+ 2,420,121	+ 9,625	5,015,787

2020	3,176,294	- 1,425,778	-119,144	+ 2,378,740	+ 39,221	4,049,333

(1)	Represents the grant date fair value of equity-based awards granted each year.
(2)
The equity award and pension benefit adjustments for each applicable year were calculated in accordance with the methodology required by Item 402(v) of Regulation S-K. Only M. Heinzel, Non-PEO NEO as noted in footnote (b), has pension accruals calculated in accordance with the SEC methodology for determining CAP. All other pension accruals reported in the SCT are related to a frozen Non-Qualified plan which does not have any service accrual. The amounts deducted or added in calculating the equity award adjustments for the PEO and Non-PEOs are provided in the tables below.

First PEO Equity Award Adjustments:

Year	Year End Fair Value of Awards Granted in the Year ($) (a)	Vest Date Fair Value of Awards Granted in the Year ($) (b)	Year over Year Change in Fair Value of Outstanding and Unvested Awards ($) (c)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($) (d)	Prior Year End Fair Value of Awards Failing to Meet Vesting Conditions During the Year ($) (e)	Total Equity Award Adjustments ($) (a) + (b) + (c) + (d) - (e)

2022	12,053,943	91,001	(2,597,693)	(2,880,195)	—	6,667,057

2021	12,566,398	95,026	2,544,047	581,896	—	15,787,368

2020	16,014,001	—	1,918,039	(1,041,215)	—	16,890,825
Second PEO Equity Award A
dj
ustments:

Year	Year End Fair Value of Awards Granted in the Year ($) (a)	Vest Date Fair Value of Awards Granted in the Year ($) (b)	Year over Year Change in Fair Value of Outstanding and Unvested Awards ($) (c)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($) (d)	Prior Year End Fair Value of Awards Failing to Meet Vesting Conditions During the Year ($) (e)	Total Equity Award Adjustments ($) (a) + (b) + (c) + (d) - (e)

2020	—	—	257,545	(1,545,470)	2,222,058	(3,509,983)

68

Executive Compensation

Non-PEO Equity Award Adjustments
(all amounts shown as averages for Non-PEO NEOs):

Year	Year End Fair Value of Awards Granted in the Year (a)	Vest Date Fair Value of Awards Granted in the Year (b)	Year over Year Change in Fair Value of Outstanding and Unvested Awards (c)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year (d)	Prior Year End Fair Value of Awards Failing to Meet Vesting Conditions During the Year (e)	Total Equity Award Adjustments ($) (a) + (b) + (c) + (d) -(e)

2022	1,882,725	—	(551,280)	(272,353)	—	1,059,092

2021	2,885,290	—	276,055	219,829	961,053	2,420,121

2020	2,391,418	—	429,019	(117,836)	323,861	2,378,740

(b)
The First PEO
reflected
in the tables is Edward D. Breen and the Second PEO reflected in the tables is C. Marc Doyle. The
Non-PEO
NEOs included in the average calculations has changed annually; the following table indicates
the
Non-PEO
NEOs included in the average for the indicated year:

Year	Jean Marie Desmond	Lori Koch	Matthias Heinzel (1)	Randy Stone	Rose Lee	Jon Kemp	Erik Hoover	Leland Weaver

2022	—	NEO	—	—	—	NEO	NEO	NEO

2021	—	NEO	Former NEO	NEO	Former NEO	NEO	NEO	—

2020	Former NEO	NEO	NEO	NEO	NEO	—	—	—

(1)
Mr. Heinzel was a German employee and his salary
,
bonus and other
non-equity
related compensation items were paid in Euros. U.S. Dollar amounts in the table with respect to Mr. Heinzel were converted from Euros at a rate of 1.11 Dollars to one Euro for compensation reported in 2020 and a rate of 1.22 Dollars to one Euro for compensation reported in 2021. The exchange rate used was calculated by averaging exchange rates for each date in December of the reporting year.

(c)
Peer Group reflects the same peer group used for purposes of the performance graph under Regulation
S-K
Item 201(e)(1)(ii) as set forth in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2022 (S&P Industrials).

(d)
This measure has been designated as the “Company-Selected Measure” for 2022, in accordance with SEC rules, and represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our NEOs in 2022. Adjusted EPS is a non-GAAP financial measure. See Appendix A for a reconciliation of Adjusted EPS to the most directly comparable U.S. GAAP financial measure, earnings per share.

The three measures listed below, in no particular order, represent the three most important financial performance measures used by DuPont to link the CAP of the NEOs for 2022 to the Company’s performa
nce as further described in our CD&A above within the sections titled “Short-Term Incentive Compensation” and “Long-Term Incentive Compensation.”
Most Important Financial
Performance Measures

Adjusted EPS
Adjusted ROIC
Adjusted Corporate Net Income

2023 Proxy Statement	69

Executive Compensation

CAP
versus
TSR
As shown in the chart below, the PEO and other NEOs’ CAP amounts are aligned with the Company’s TSR. Alignment is primarily due to the Company’s use of equity incentives, which are tied directly to stock price in addition to the Company’s financial performance.

(1)	The Second PEO’s data reflects a stub year in which he was PEO for 2 months and represents the full compensation for that year.

70

Executive Compensation

CAP versus Net Income
Net Income varied significantly for the years ended 2020, 2021 and 2022. Net Income for 2020 was impacted significantly by non-cash goodwill impairment charges of $3,214 million primarily associated with certain businesses that were part of the Company’s historic Mobility & Materials segment and restructuring charges of $168 million partially offset by a benefit from currency. Net Income increased in 2021 compared to 2020 from the acquisition of Laird Performance Materials on July 1, 2021, the absence of goodwill impairment charges, as well as significantly lower restructuring charges, partially offset by currency headwinds and expense related to transaction costs primarily related to the M&M Divestitures and the proposed acquisition of Rogers Corp. Net Income decreased in 2022 compared to 2021 due to increased expenses for transaction costs, income taxes and restructuring, as well as reduced income from the businesses associated with our historic Mobility & Materials segment. The PEO and NEO’s CAP have varied significantly from the changes in Net Income in large part due to the significant emphasis the Company places on equity incentives, which are sensitive to changes in stock price. In addition, the performance metrics used in our compensation program are measured on a continuing operations basis, and as described in the Compensation Discussion and Analysis section above, the Committee took action to exclude the positive and negative impacts of certain significant M&A transactions completed during the periods presented.

(1)	The Second PEO’s data reflects a stub year in which he was PEO for 2 months and represents the full compensation for that year.

2023 Proxy Statement	71

Executive Compensation

CAP versus Company-Selected Measure (CSM)
The chart below compares the PEO and other NEOs’ CAP to our CSM, Adjusted EPS.

(1)	The Second PEO’s data reflects a stub year in which he was PEO for 2 months and represents the full compensation for that year.

72

Agenda Item 2:

Advisory Resolution to Approve

Executive Compensation

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in the CD&A section of this Proxy Statement, executive compensation programs are designed to attract and retain talent through the alignment of pay and financial interests of the executives with stockholder value creation.

As described in the CD&A section, the People and Compensation Committee believes the executive compensation programs create incentives for strong operational performance and for the long-term benefit of the Company.

Beginning in 2011, a “say on pay” advisory vote to approve executive compensation has been required for all U.S. public companies under Section 14A of the Exchange Act. Therefore, in accordance with the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of DuPont de Nemours, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders.

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the People and Compensation Committee will review and carefully consider the voting results when evaluating the executive compensation programs.

The next “say on pay” advisory vote will occur at the Company’s 2024 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends a vote FOR the approval of the Advisory Resolution to Approve Executive Compensation.

AGENDA ITEM 2: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote FOR this resolution.

2023 Proxy Statement	73

Agenda Item 3:

Ratification of the Appointment of the

Independent Registered Public

Accounting Firm

RESOLVED, that the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2023, made by the Audit Committee with the concurrence of the Board, is hereby ratified.

Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Board concurs with, and recommends that stockholders ratify, the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the 2023 fiscal year. (The Company’s fiscal year is the twelve months ended December 31st). The appointment of PricewaterhouseCoopers LLP by the Audit Committee, on December 13, 2021, as the independent registered public accounting firm for the 2022 fiscal year, was ratified by the Company’s stockholders on May 26, 2022. PricewaterhouseCoopers LLP has served as the independent registered public accounting firm for the Company since 2019.

Audit Committee Process

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For PricewaterhouseCoopers LLP, this included a review of (i) the firm’s relevant technical expertise, significant institutional knowledge of the Company’s operations and industry, and its performance in prior years, (ii) the firm’s independence, including consideration of non-audit services provided by PricewaterhouseCoopers LLP, and processes for maintaining independence, (iii) external data on audit quality and performance of PricewaterhouseCoopers LLP, including the results of the most recent internal quality control review or Public Company Accounting Oversight Board (“PCAOB”) inspection, and peer firms, (iv) the appropriateness of PricewaterhouseCoopers LLP’s fees, (v) the key members of the audit engagement team, and (vi) the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee is responsible for the audit fee negotiations with PricewaterhouseCoopers LLP and the Audit Committee is directly involved in the selection of the lead engagement partner in conjunction with the mandated 5-year rotation of this position. The current lead engagement partner was appointed for the 2019 audit and as a result, based on the current five-year rotation period, a change in lead engagement partner is expected to occur for the 2024 audit. Additional information may be found in the Audit Committee Report which follows this proposal and in the Audit Committee Charter available on the Company’s website at www.investors.dupont.com/investors/dupont-investors/corporate-governance.

Representatives of PricewaterhouseCoopers LLP will attend and be available to answer stockholder questions at the Annual Meeting. PricewaterhouseCoopers LLP may make a statement at the Annual Meeting if they wish.

In the event that the selection of PricewaterhouseCoopers LLP is not ratified by stockholders, the Audit Committee will take that into account in connection with any future decisions as to the selection of a firm to serve as the Company’s auditors, although by law the Audit Committee has final authority over the determination of whether to retain PricewaterhouseCoopers LLP or another firm at any time.

Audit Committee Pre-Approval Policy

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance or in fact, the Audit Committee has established policies and procedures requiring its pre-approval of all such services and associated fees.

74

Agenda Item 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The independent registered public accounting firm submits a report annually regarding the audit, audit-related, tax and other services it expects to render in the following year and the associated, forecasted fees to the Audit Committee for its approval. Audit services include the audit of the Company’s Consolidated Financial Statements, separate audits of its subsidiaries, services associated with regulatory filings and attestation services regarding the effectiveness of the Company’s internal control over financial reporting. Audit-related services are assurance services that are reasonably related to the audit of the Company’s Consolidated Financial Statements or services traditionally provided by the independent registered public accounting firm. Audit-related services include employee benefit plan audits; audits of carve-out financial statements related to divestitures; due diligence services regarding potential acquisitions or dispositions, including tax-related due diligence; internal control reviews and recommendations on internal control requirements, excluding those that are part of the financial statement audit; and agreed-upon or expanded audit procedures related to regulatory requirements. Tax services include selected tax compliance services, advice and recommendation with respect to issues such as tax audits and appeals, restructurings, mergers and acquisitions, and assistance regarding appropriate handling of items on the returns, required disclosures, elections and filing positions available to the Company. Other services include non-financial attestation, assessment and advisory services. The Audit Committee may delegate to one or more members, the authority to grant specific pre-approvals under this policy provided that any pre-approvals so made shall be reported to the full Audit Committee at its next meeting.

If a service has not been included in the annual pre-approval process, it must be specifically pre-approved by the Audit Committee. In situations where the cost of services is likely to exceed the approved fees, excluding the impact of currency, specific pre-approval is required. Requests for specific pre-approvals will be considered by the full Audit Committee. If that is not practical, then the Chair may grant specific pre-approvals when the estimated cost for the service or the increase in fees for a previously pre-approved service does not exceed $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting.

Independent Registered Public Accounting Firm Fees

The Audit Committee pre-approved all services rendered by and associated fees paid to the Company’s independent public accounting firm PricewaterhouseCoopers LLP for the 2022 and 2021 fiscal years.

Type of Fees

	2022*	2021

	$ in thousands	$ in thousands

Audit Fees(a)	$21,350	$19,420

Audit-Related Fees(b)	10,774	3,345

Tax Fees(c)	80	145

All Other Fees(d)	66	20

TOTAL	$32,270	$22,930

*

2022 fees were higher than 2021 fees primarily as a result of higher audit and audit-related fees related to the divestiture of the majority of the Company’s former Mobility & Materials segment to Celanese Corporation on November 1, 2022 and the Company’s announcement on February 18, 2022 of its intent to divest its Delrin® business.

(a)

The aggregate fees billed are for the integrated audit of the Company’s annual financial statements and internal control over financial reporting, the reviews of the financial statements in quarterly reports on Form 10-Q, comfort letters, consents, statutory audits, and other regulatory filings.

(b)

The aggregate fees billed are primarily for audits of carve-out financial statements, assessment of controls relating to outsourced services, services supporting divestiture activities and agreed-upon procedures engagements.

(c)	PricewaterhouseCoopers LLP aggregate tax fees billed are primarily for tax compliance, tax audit assistance, and consultation and advice on business tax matters.
(d)	The aggregate fees billed are for miscellaneous services.

AGENDA ITEM 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that you vote FOR this agenda item.

2022 Proxy Statement	75

Audit Committee Report

The Audit Committee operates pursuant to a charter that is available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance. All references to the Committee in this report refer to the Audit Committee.

The Audit Committee of the Board is comprised entirely of independent directors who meet the independence, experience and other qualification requirements of the New York Stock Exchange (“NYSE”) and the Company’s Corporate Governance Guidelines. The Board has determined that all of the Committee members are financially literate and that Terrence M. Curtin, Eleuthère I. du Pont, Luther C. Kissam and Steven M. Sterin are audit committee financial experts as defined by the applicable standards.

The Audit Committee held nine meetings during 2022. The Committee received updates from senior finance leadership, including the Chief Financial Officer (“CFO”), Controller, the internal auditor, and the independent registered public accounting firm at each of these meetings.

Unless determined unnecessary by the Committee, these meetings also included executive sessions among the Committee members only and separate, private sessions between the Committee and a) one or more of the independent registered public accounting firm’s lead client service partners, b) the internal auditor, and c) the CFO. In addition, the Committee met in private session with the General Counsel. Numerous other informal meetings and communications among various Committee members, the independent registered public accounting firm, the internal auditor, senior finance leadership and other members of the Company’s management also occurred.

On behalf of the Board, the Committee oversees the Company’s financial reporting process and its internal control over financial reporting, areas for which management has the primary responsibility. In connection with its oversight responsibilities, the Committee meetings include, on a periodic basis, review and discussion with:

•	the Chief Financial Officer regarding the depth and breadth of the Company’s finance organization;

•	the internal auditor, the Chief Information Officer and the Chief Information Security Officer regarding information technology general controls;

•	the Treasurer regarding financial risk management, including insurance, foreign exchange agreements, hedges, swaps and other derivatives; and

•	the General Counsel regarding legal and regulatory matters.

Also, at least annually the Committee reviews and discusses with management and the internal auditor, the Company’s controls and procedures over certain environmental, social and governance data disclosed by it.

The independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on the Company’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the audited financial statements, the quarterly unaudited financial statements, matters relating to the Company’s internal control over financial reporting and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Financial Officer.

Among other items, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the PCAOB and the SEC. The Committee reviewed and discussed with PricewaterhouseCoopers LLP, the firm’s judgments as to the quality of the accounting principles applied in the Company’s financial reporting and the critical audit matters (‘‘CAMs’’) addressed in the audit and the relevant financial statement accounts or disclosures that relate to each CAM. The Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the firm’s communications with the Committee concerning independence. The Committee has discussed with PricewaterhouseCoopers LLP their firm’s independence from the Company and its management. In addition, the Committee has received written materials addressing PricewaterhouseCoopers LLP’s internal quality control procedures and other matters as required by the NYSE listing standards.

76

Audit Committee Report

Further, the Committee pre-approves and reviews audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm and the related fees for such services pursuant to the Pre-Approval Policy. The Committee has pre-approved all services provided and fees charged by the independent registered public accounting firm to the Company and has concluded that such services are compatible with the auditors’ independence.

Relying on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the U.S. Securities and Exchange Commission. The Committee has also selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company and its subsidiaries for 2023. The Board has concurred with that selection and has presented the matter to the stockholders of the Company for ratification.

This report is submitted by the Audit Committee.

Amy G. Brady

Ruby R. Chandy

Terrence R. Curtin

Eleuthère I. du Pont

Luther C. Kissam

Steven M. Sterin (Chair)

2022 Proxy Statement	77

Agenda Item 4:

Stockholder Proposal — Independent Board Chair

Mr. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, who represents that he owns no less than 500 shares of the Company’s common stock, is the proponent of the following proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at the Annual Meeting. The Company is not responsible for the content of the stockholder proposal or supporting statement.

Proposal 4 – Independent Board Chair

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.

It is a best practice to adopt this policy soon. However this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

A Lead Director is no substitute for an independent Board Chairman. According to the 2022 DuPont annual meeting proxy the DuPont Lead Director has limited duties and lacks in having exclusive powers, for example:

•	Serve as liaison between non-independent directors and independent directors. (Others can also do this.)

•	Review and approve information sent to the Board. (Can be accomplished in the hour before a meeting.)

•	Participate in the development of meeting agendas and schedules and consult with the Chair. (Can be accomplished in the hour before a meeting.)

•	Review and approve meeting schedules but only to assure that there is sufficient time. (Can be accomplished in the hour before a meeting.)

•	Have authority to call meetings of the Board’s independent directors. (But not able to call a meeting of the entire Board)

Plus management fails to give shareholders enough information on this topic to make a more informed decision. There is no management comparison of the exclusive powers of the Office of the Chairman and the de minimis exclusive powers of the Lead Director.

It is time for an improvement since our stock fell from $80 to $60 between late 2021 and late 2022.

Please vote yes:

Independent Board Chairman – Proposal 4

78

Agenda Item 4: Stockholder Proposal — Independent Board Chair

Company’s Statement and Recommendation

The Board recommends a vote AGAINST this agenda item.

One of the most important tasks undertaken by a board is to select the leadership of the board and the company. In order to execute this critical function most effectively and in the best interests of the stockholders, a board must maintain the flexibility to determine the appropriate leadership in light of the circumstances at a given time. Accordingly, our governing documents provide the Board with the flexibility to determine the optimal leadership structure for the Company, including, when appropriate, separating the positions of Chair of the Board and CEO. We believe that it is important for the Board to continue to determine on a case-by-case basis the most effective leadership structure for us, rather than take a rigid approach, as called for by the stockholder proposal. We believe that the Company and its stockholders benefit from this flexibility, and that the directors are best positioned to lead this evaluation given their knowledge of our leadership team, strategic goals, opportunities, and challenges.

The Board has determined that at the present time stockholders and the Board are best served by having Mr. Breen serve as the Executive Chairman of the Board and CEO. This is due, in part, to Mr. Breen’s role in orchestrating the strategic transformation of our Company, including through the DWDP Merger and subsequent separations of Dow and Corteva into independent public companies, the separation and sale of our N&B business to IFF, the sale of a substantial portion of our M&M business to Celanese, as well as our recent acquisition of Laird Performance Materials. Mr. Breen is a proven leader with significant prior experience as a CEO and board member at Tyco International, plc and General Instrument Corporation and currently as lead independent director at Comcast Corporation. The Company has greatly benefitted from his strong leadership.

We are committed to strong, independent leadership of the Board. Our Corporate Governance Guidelines provide that if the Chair is not an independent director, as is the case with Mr. Breen, another director will be appointed to serve as independent Lead Director. Our independent directors have appointed Mr. Cutler to the role of Lead Director. Mr. Cutler has extensive leadership and corporate governance experience having previously served as the Chairman and CEO of Eaton Corporation, as well as a member of the Executive Committee of the Business Roundtable. In addition, Mr. Cutler currently serves as the independent Lead Director at KeyCorp. Our Corporate Governance Guidelines provide for a robust independent Lead Director role with the following responsibilities:

•	preside at all meetings of the Board at which the Chair is not present, including executive sessions of the Board’s independent directors;

•	serve as liaison between any non-independent directors (including the Chair, if applicable), on the one hand, and the independent directors, on the other hand;

•	review and approve information sent to the Board;

•	participate in the development of meeting agendas and schedules and consult with the Chair regarding the same;

•	if requested by major stockholders, ensure that he or she is available for consultation and direct communication;

•	serve as focal point for stockholder communications and requests for consultation that are, in each case, addressed to independent members of the Board;

•	review and approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	have authority to call meetings of the Board; and

•

seek to promote a strong Board culture, including the participation of all directors in an environment of open dialogue, constructive feedback and effective communication across the Board’s committees and among the Chair, the Board as a whole, the Board’s committees and with regard to senior management.

The guidance and direction provided by the Lead Director reinforce the Board’s independent oversight of management and contribute to communication among members of the Board. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps us operate in the long-term interests of stockholders, while maintaining a strong, independent perspective.

2022 Proxy Statement	79

Agenda Item 4: Stockholder Proposal — Independent Board Chair

In addition, our existing corporate governance practices reinforce the Board’s alignment with, and accountability to, stockholders. The Board’s committee charters delineate the significant authority and responsibilities of the Board committees, and the Board, as well as its committees, can retain outside advisors to assist in the performance of their duties. Other than Mr. Breen, all of the Company’s directors are independent and all standing committees of the Board are composed entirely of independent directors. After each regularly scheduled Board meeting, both the full Board and the independent directors of the Board meet in executive session, with the independent directors’ session chaired by the Lead Director. Other current governance practices include annual election of directors, majority voting for each director, proxy access, an annual Board evaluation, annual committee and director evaluations, stockholders’ right to call special meetings at which they can nominate director candidates or propose other business, stockholders’ ability to submit names of director candidates directly to the Board for consideration, and stockholders’ ability to communicate directly with the Board in the manner described in our Corporate Governance Guidelines.

As part of its regular review of its leadership structure, this year the Board took action to amend the Company’s Bylaws and Corporate Governance Guidelines to provide the Lead Director with the ability to call meetings of the full Board. The Board believes this power is appropriate and consistent with the strong Lead Director role it has established. The Board also reviewed the claims in the proposal regarding the “limited duties” of the Lead Director and the proponent’s belief that many of these duties can be fulfilled in the hour leading up to a Board meeting. Contrary to the claims in the stockholder proposal, development of meeting schedules, meeting agendas and meeting materials is a time intensive process that takes place well in advance of any Board meeting. The Lead Director plays a key role in these tasks which help to shape the strategic focus of Board discussion. For example, as COVID-related travel restrictions lifted in 2022, we increased the number of manufacturing site visits for the Board at the request of the Lead Director on behalf of the independent directors of the Board. These site visits complement the Board’s strategic focus on operational excellence.

The Board recommends a vote against this agenda item because it is unnecessarily rigid and not in the best interest of the Company or its stockholders. The policy requested by the stockholder proposal would restrict the Board’s discretion to use its experience, judgment, boardroom insight and ongoing stockholder feedback to make the best-informed decision on its leadership structure and in some cases may prevent the Board from naming a Chair who is best suited for the role. The Board believes that its existing strong governance practices best serve the Company and its stockholders.

AGENDA ITEM 4: STOCKHOLDER PROPOSAL—INDEPENDENT BOARD CHAIR

The Board of Directors recommends that you vote AGAINST this agenda item.

80

Additional Information

Future Stockholder Proposals

If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2024 Annual Meeting of Stockholders of DuPont de Nemours, Inc. (“2024 Meeting”), pursuant to Rule 14a-8, please send it to the Office of the Corporate Secretary. Under SEC Exchange Act Rule 14a-8, these proposals must be received no later than the close of business on December 8, 2023.

Future Annual Meeting Business

Under the Company’s Bylaws, if you wish to raise items of proper business directly at an annual meeting, including director nominations outside of the proxy access process, other than stockholder proposals presented under Rule 14a-8 for inclusion in the Company’s proxy materials, you must give advance written notification to the Office of the Corporate Secretary. For the 2024 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on December 8, 2023, and the close of business on January 7, 2024. However, as provided in the Bylaws, different deadlines apply if the 2024 Meeting is called for a date that is not within 30 days before or after the anniversary of the Annual Meeting; in that event, written notice must be received by the Office of the Corporate Secretary no earlier than the close of business on the 120th day prior to the 2024 Meeting and no later than the close of business on the later of the 90th day prior to the 2024 Meeting and the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company. Such notices must comply with the procedural and content requirements of the Bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with the Bylaws, the chair of the annual meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines or, does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting. The full text of the Bylaws is available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance.

Future Director Nominees through Proxy Access

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary. For the 2024 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on November 8, 2023, and the close of business on December 8, 2023. Such notices must comply with the procedural and content requirements of the Bylaws. The full text of the Bylaws is available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance.

Multiple Stockholders with the Same Address

The SEC’s “householding” rules permit us to deliver only one notice or set of proxy materials to stockholders who share an address unless otherwise requested. This practice is designed to reduce printing and postage costs. If you are a registered stockholder and share an address with another stockholder and have received only one notice or one set of proxy materials, you may request a separate copy of these materials, and future materials, at no cost to you by writing to the Office of the Corporate Secretary. Alternatively, if you are currently receiving multiple copies of the notice or the proxy materials at the same address and wish to receive a single copy in the future, you may contact the Office of the Corporate Secretary. If you hold your stock with a bank or broker, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095. If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting the Office of the Corporate Secretary. If you hold your stock with a bank or broker, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written or oral request to the Office of the Corporate Secretary.

2022 Proxy Statement	81

Additional Information

Electronic Delivery of Proxy Materials

Stockholders may request proxy materials be delivered to them electronically in 2024 by visiting https://enroll.icsdelivery.com/dd. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs.

Copies of Proxy Materials and Annual Report

The Notice and Proxy Statement and Annual Report are posted on DuPont’s website at https://www.investors.dupont.com/investors/dupont-investors/filings-and-reports and at www.proxyvote.com.

Copies of Corporate Governance Documents

The Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Director Code of Conduct, Code of Financial Ethics, board committee charters and other governance documents are posted on DuPont’s website at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance. Stockholders may receive printed copies of each of these documents without charge by contacting the Office of the Corporate Secretary, 974 Centre Road, CRP Building 730, Wilmington, DE 19805.

82

Appendix A

NON-GAAP RECONCILIATION

Non-GAAP Financial Measures

The tables below include information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses the Financial Performance Measures defined below internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. These Non-GAAP measures have been reconciled to U.S. GAAP based on the definitions provided and, if applicable, for the purposes of compensation, further adjusted for exclusions and discretionary items approved by the People and Compensation Committee (“P&CC”). As indicated below and discussed in the CD&A, in connection with 2022 STIP awards, the P&CC determined it was appropriate to make discretionary adjustments in light of portfolio changes and the Company’s performance.

The historic Mobility & Material segment costs that are classified as discontinued operations include only direct operating expenses incurred prior to the November 1, 2022, expenses related solely to the M&M Divestiture and costs which the Company will no longer incur upon the close of the Delrin® Divestiture. Indirect costs, such as those related to corporate and shared service functions previously allocated to the M&M Businesses, do not meet the criteria for discontinued operations and remain reported within continuing operations. A portion of these indirect costs include costs related to activities the Company will continue to undertake post-closing of the M&M Divestiture, and for which it will be reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from operating EBITDA as defined below. The remaining portion of these indirect costs is not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Operating EBITDA.

The Compensation Performance Measures defined below and used in this Proxy Statement are non-GAAP financial measures. Generally, financial measures other than the Compensation Performance Measures are presented on the same basis as in the 2022 Annual Report on Form 10-K or the Company’s year-end 2022 earnings release included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 7, 2023.

Financial Performance Measures

Adjusted earnings per common share from continuing operations – diluted (“Adjusted EPS”) is defined as earnings per common share from continuing operations – diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post-employment benefits OPEB credits / costs.

Operating EBITDA is defined as earnings (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause a variation in underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and/or infrequent occurrence. Management will determine that an item meets the unusual in nature and/or infrequent in occurrence threshold if the item (i) possesses a high degree of abnormality; (ii) is clearly unrelated to, or only incidentally related to, the ordinary and typical activities of the Company and/or (iii) is the result of an event that is not reasonably expected to recur in the foreseeable future.

2023 Proxy Statement	A-1

Appendix A

Compensation Performance Measures Discussed in the Compensation Discussion & Analysis

Corporate adjusted earnings per common share – diluted (“Corporate Adjusted EPS”) is defined as earnings per common share from continuing operations – diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense, the after-tax impact of non-operating pension/OPEB benefits/charges and exclusions and reduced for any adjustments approved by the P&CC as further discussed above.

Segment Organic Revenue is defined as net sales excluding Corporate & Other, adjusted for the change in currency from 2022 budget forecast and the change in portfolio from 2022 budget forecast.

Segment Operating EBITDA is defined as earnings (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating pension/OPEB benefits/ charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, adjusted for significant items and to exclude the results of Corporate & Other, along with any adjustments approved by the P&CC as further discussed above. Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause a variation in underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and/or infrequent occurrence. Management will determine that an item meets the unusual in nature and/or infrequent in occurrence threshold if the item (i) possesses a high degree of abnormality; (ii) is clearly unrelated to, or only incidentally related to, the ordinary and typical activities of the Company and/or (iii) is the result of an event that is not reasonably expected to recur in the foreseeable future.

Segment Adjusted Free Cash Flow is defined as cash provided by/(used for) operating activities less capital expenditures, excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity adjusted to exclude the results of Corporate & Other. As a result, Segment Adjusted Free Cash Flow represents cash generated by Electronics & Industrial and Water & Protection businesses, excluding the impact of Corporate & Other and discontinued operations that is available, after investing in the Company’s asset base, to fund obligations.

Significant Items Impacting Results (1)

Adjusted results (Non-GAAP)

In Millions, Except per Share Amounts (Unaudited)	Net Income(2)		EPS-DILUTED(3)

Twelve Months Ended December 31,	2022	2021(4)	2022	2021(4)

Reported Results (GAAP):	$1,008	$1,756	$2.02	$3.23

- Significant Items:

Acquistion, integration and seperation costs	(150)	(111)	(0.30)	(0.20)

Restruturing and asset-related charges – net	(47)	(42)	(0.09)	(0.08)

Asset impairment charges	(65)	—	(0.13)	—

Gain on divestiture	61	71	0.12	—

Inventory step-up amortization	—	(10)	—	0.13

Terminated Intended Rogers Acquisition financing fees	(5)	(16)	(0.01)	(0.02)

Income tax related items	(52)	48	(0.11)	(0.03)

Employee Retention Credit	40	—	0.08	0.09

Total significant items	$(218)	$(60)	$(0.44)	$(0.11)

- Amortization of intangibles	(459)	(366)	(0.92)	(0.67)

- Non-op pension / OPEB benefit	23	39	0.05	0.07

- Adjusted results of the Biomaterials, Clean Technologies and Solamet businesses	—	59	—	0.11

- Future reimbursable indirect cost	(40)	—	(0.08)	—

Adjusted results (Non-GAAP)	$1,702	$2,084	$3.41	$3.83

A-2

Appendix A

Adjusted results after additional exclusions & adjustments (Non-GAAP)

In Millions, Except per Share Amounts (Unaudited)	Net Income(2)		EPS-DILUTED(3)

Twelve Months Ended December 31,	2022	2021(4)	2022	2021(4)

Reported Results (GAAP):	$1,008	$1,756	$2.02	$3.23

-Significant Items:

Acquistion, integration and separation costs	(150)	(111)	(0.30)	(0.20)

Restructuring and asset-related charges – net	(47)	(42)	(0.09)	(0.08)

Asset impairment charges	(65)	—	(0.13)	—

Gain on divestiture	61	71	0.12	—

Inventory step-up amortization	—	(10)	—	0.13

Terminated Intended Rogers Acquisition financing fees	(5)	(16)	(0.01)	(0.02)

Income tax related items	(52)	48	(0.11)	(0.03)

Employee Retention Credit	40	—	0.08	0.09

Total significant items	$(218)	$(60)	$(0.44)	$(0.11)

- Amortization of intangibles	(459)	(366)	(0.92)	(0.67)

- Non-op pension / OPEB benefit	23	39	0.05	0.07

- Adjusted resutls of the Biomaterials, Clean Technologies and Solamet businesses	—	59	—	0.11

- Future reimbursable indirect cost	(40)	—	(0.08)	—

-Additional exclusions & adjustments approved by the P&CC	51	50	0.11	0.09

Adjusted results after additional exclusions & adjustments (Non-GAAP)	$1,651	$2,034	$3.30	$3.74

(1)

See Note 23 to the Consolidated Financial Statements contained in the Company’s 2022 Annual Report on Form 10-K and the schedules to the Company’s Current Report on Form 8-K filed on February 7, 2023 for additional information related to significant items impacting results.

(2)

“Net income from continuing operations available for DuPont common stockholders.” The income tax effect on significant items is calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3)	“Earnings per common share from continuing operations – diluted.”
(4)

The 2021 STIP factors were based on the operating businesses at that time, which included the M&M Divestitures. Therefore, the 2021 Net income and EPS-diluted balances have not changed from the prior year filing and will not agree to the amounts updated for discounted operations shown in the 2022 Annual Report on Form 10-K and the Company’s Current Report on Form 8-K filed on February 7, 2023.

2023 Proxy Statement	A-3

Appendix A

Reconciliation of “Income (loss) from continuing operations, net of tax” to “Operating EBITDA”

In Millions (Unaudited) Twelve Months Ended December 31,	2022	2021(1)

Income (loss) from continuing operations after income taxes (GAPP)	$1,061	$1,804

+ Provision for income taxes on continuing operations	387	392

Income (loss) from continuing operations before income taxes	$1,448	$2,196

+ Depreciation and amortization	1,135	1,395

- Interest income	50	4

+ Interest expense	486	503

- Non-operating pension/OPEB benefit	28	52

- Foreign exchange gains (losses), net	15	(53)

+ Future reimbursable indirect cost	52	—

- Adjusted significant items	(233)	(79)

Operating EBITDA (Non-GAAP)	$3,261	$4,170

(1)

The 2021 STIP factors were based on the operating businesses at that time, which included the M&M Divestitures. Therefore, the 2021 balances have not changed from the prior year filing and will not agree to the amounts updated for discounted operations shown in the 2022 Annual Report on Form 10-K and the Company’s Current Report on Form 8-K filed on February 7, 2023.

Reconciliation of “Income (loss) from continuing operations, net of tax” to “Segment Operating EBITDA”

In Millions (Unaudited) Twelve Months Ended December 31,	2022	2021(1)

Income (loss) from continuing operations after income taxes (GAAP)	$1,061	$1,804

+ Provision for income taxes on continuing operations	387	392

Income (loss) from continuing operations before income taxes	$1,448	$2,196

+ Depreciation and amortization	1,135	1,395

- Interest income	50	4

+ Interest expense	486	503

- Non-operating pension/OPEB benefit	28	52

- Foreign exchange gains (losses), net	15	(53)

+ Future reimbursable indirect cost	52	—

- Adjusted significant items	(233)	(79)

- Corporate & Other Operating EBITDA	(6)	(55)

- Additional exclusions & adjustments approved by the P&CC	23	113

Segment Operating EBITDA (Non-GAAP)	$3,244	$4,112

(1)

The 2021 STIP factors were based on the operating businesses at that time, which included the M&M Divestitures. Therefore, the 2021 balances have not changed from the prior year filing and will not agree to the amounts updated for discounted operations shown in the 2022 Annual Report on Form 10-K and the Company’s Current Report on Form 8-K filed on February 7, 2023.

A-4

Appendix A

Common Shares – Diluted

U.S. GAAP Share Count

In Millions (Unaudited) Twelve Months Ended December 31,	2022	2021

Weighted average common shares – basic	498.5	542.7

+ Dilutive effect of equity compensation plans	0.9	1.5

Weighted average common shares – diluted	499.4	544.2

Reconciliation of “Net Sales” to “Segment Organic Revenue”

In Millions (Unaudited) Twelve Months Ended December 31, 2022	Total

Net sales (GAAP):	13,017

- Corporat & Other Net Sales	1,143

- Currency	(356)

- Portfolio	60

Segment Organic Revenue (Non-GAAP):	12,171

Reconciliation of “Cash provided by operating activities” to “Segment Adjusted Free Cash Flow”

In Millions (Unaudited) Twelve Months Ended December 31, 2022	Total company adjusted free cash flow	Adjustments for Corporate & Other and discontinued operations	Adjusted segment free cash flow

Cash provided by operating activities(1),(2)	588 (GAAP)	1,756 (non-GAAP)	2,344 (non-GAAP)

Capital expenditures	(743)	161	(582)

Other transaction payments(3)	328	(328)	—

Total	173 (non-GAAP)	1,589 (non-GAAP)	1,762 (non-GAAP)

(1)

For total company adjusted free cash flow, refer to the Consolidated Statement of Cash Flows included in the Company’s 2022 Annual Report on Form 10-K for major GAAP cash flow categories as well as further detail relating to the changes in “Cash provided by operating activities”. Includes cash activity related to the M&M Businesses, including the M&M Divestiture prior to separation.

(2)

Adjustments to cash provided by operating activities excludes cash used by Corporate & Other and discontinued operations operating activities and includes approximately $600 million in discontinued operations net working capital, $550 million for transaction costs related to the M&M Divestitures, $494 million of Corporate & Other interest, $345 million of Corporate & Other taxes, the $163 million termination fee associated with the Terminated Intended Rogers Acquisition, and $79 million of net pension benefit cost, partially offset by $475 million of earnings from Corporate & Other and discontinued operations.

(3)	Other transaction payments represent the estimated tax payments associated with the M&M Divestiture and the termination fee associated with the Terminated Intended Rogers Transaction.

2023 Proxy Statement	A-5

DUPONT DE NEMOURS, INC. ATTN: OFFICE OF THE CORPORATE SECRETARY 974 CENTRE ROAD, CRP BUILDING 730 WILMINGTON, DE 19805

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you access the website and follow the instructions to cast your vote.

During The Meeting – Go to www.virtualshareholdermeeting.com/DD2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse side).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D98183-P86993-Z84389                           KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUPONT DE NEMOURS, INC.
The Board of Directors recommends that you vote FOR all director nominees in Agenda Item 1, and FOR Agenda Items 2 and 3.
1.	Election of Directors
	Nominees:	For	Against	Abstain

	1a. Amy G. Brady	☐	☐	☐			For	Against	Abstain
	1b. Edward D. Breen	☐	☐	☐	2.	Advisory Resolution to Approve Executive Compensation	☐	☐	☐
	1c. Ruby R. Chandy	☐	☐	☐	3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023	☐	☐	☐
	1d. Terrence R. Curtin	☐	☐	☐
	1e. Alexander M. Cutler	☐	☐	☐	The Board of Directors recommends that you vote AGAINST the following Stockholder Proposal:
	1f. Eleuthère I. du Pont	☐	☐	☐
	1g. Kristina M. Johnson	☐	☐	☐	4.	Independent Board Chair	☐	☐	☐
	1h. Luther C. Kissam	☐	☐	☐	NOTE: The undersigned authorizes the proxies to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.
	1i. Frederick M. Lowery	☐	☐	☐
	1j. Raymond J. Milchovich	☐	☐	☐
	1k. Deanna M. Mulligan	☐	☐	☐
	1l. Steven M. Sterin	☐	☐	☐

Please sign exactly as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. All holders must sign. If a corporation, sign the full corporate name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held May 24, 2023:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. PLEASE VOTE THE SHARES AS SOON AS POSSIBLE.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼  DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — — — — — — — — — — — — — — — — — — — — —

D74931-P70397-Z82119

DUPONT DE NEMOURS, INC.

Annual Meeting of Stockholders

May 24, 2023, 1:00 PM Eastern Time

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints A. M. Cutler and E. D. Breen, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 24, 2023, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given.

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 3, and AGAINST Stockholder Proposal 4, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the DuPont Board of Directors’ recommendations, just sign and date on the reverse side; no voting boxes need to be checked.

NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS

If you are a participant in certain employee savings plans, a trustee for the relevant employee savings plan may vote, as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary, all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card or vote by Internet or telephone.

The cut-off date for shares held in employee savings plans is May 19, 2023. The cut-off date for all other shares is May 23, 2023.

Continued and to be signed on reverse side